                                                                  EXHIBIT 10.20



                       MASTER LOAN AND SECURITY AGREEMENT



                          -----------------------------


                           DATED AS OF JANUARY 1, 1997

                         ------------------------------



                                 CITYSCAPE CORP.
                                   AS BORROWER


                                       AND


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    AS LENDER

                                TABLE OF CONTENTS


RECITALS                                                                     1


SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS                               1

    1.01  CERTAIN DEFINED TERMS                                              1

    1.02  ACCOUNTING TERMS AND DETERMINATIONS                               12


SECTION 2.  LOANS, NOTE AND PREPAYMENTS                                     12

    2.01  LOANS                                                             12

    2.02  NOTES                                                             13

    2.03  PROCEDURE FOR BORROWING                                           13

    2.04  LIMITATION ON TYPES OF LOANS; ILLEGALITY                          14

    2.05  REPAYMENT OF LOANS; INTEREST                                      14

    2.06  MANDATORY PREPAYMENTS OR PLEDGE                                   15

    2.07  OPTIONAL PREPAYMENTS                                              15

    2.08  INDEMNITY                                                         16

    2.09  REQUIREMENTS OF LAW                                               16

    2.10  TAXES                                                             17

    2.11  EXTENSION OF TERMINATION DATE                                     18


SECTION 3  PAYMENTS; COMPUTATIONS; ETC.                                     18

    3.01  PAYMENTS                                                          18

    3.02  COMPUTATIONS                                                      18


SECTION 4.  COLLATERAL SECURITY                                             18

    4.01  COLLATERAL; SECURITY INTEREST                                     18

    4.02  FURTHER DOCUMENTATION                                             20

    4.03  CHANGES IN LOCATIONS, NAME, ETC.                                  20

    4.04  LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT                          20

    4.05  PERFORMANCE BY LENDER OF BORROWER'S OBLIGATIONS                   21

    4.06  PROCEEDS                                                          22

    4.07  REMEDIES                                                          22

    4.08  LIMITATION ON DUTIES REGARDING PRESENTATION OF COLLATERAL         23

    4.09  POWERS COUPLED WITH AN INTEREST                                   23

    4.10  RELEASE OF SECURITY INTEREST                                      23


SECTION 5.  CONDITIONS PRECEDENT                                            23

    5.01  INITIAL LOAN                                                      23

    5.02  INITIAL AND SUBSEQUENT LOANS                                      24


SECTION 6.  REPRESENTATIONS AND WARRANTIES                                  25

    6.01  EXISTENCE                                                         25

    6.02  LITIGATION                                                        25

    6.03  NO BREACH                                                         25

    6.04  ACTION                                                            26

    6.05  APPROVALS                                                         26

    6.06  GOOD STANDING                                                     26

    6.07  COLLATERAL; COLLATERAL SECURITY                                   26

    6.08  CHIEF EXECUTIVE OFFICE                                            27

    6.09  INSURANCE                                                         27

    6.10  FHA SERVICING                                                     27

    6.11  FINANCIAL STATEMENTS                                              27

    6.12  ERISA                                                             27

    6.13  ACCURACY OF INFORMATION                                           27

    6.14  LOAN DOCUMENTS                                                    28

    6.15  COMPLIANCE WITH LAW, ETC                                          28

    6.16  SOLVENCY; FRAUDULENT CONVEYANCE                                   28

    6.17  INVESTMENT COMPANY ACT COMPLIANCE                                 28

    6.18  TAXES                                                             28

    6.19  LICENSES                                                          28

    6.20  MARGIN REGULATIONS                                                28


SECTION 7.  COVENANTS OF THE BORROWER                                       28

    7.01  FINANCIAL STATEMENTS                                              28

    7.02  REPORTS                                                           29

    7.03  COMPLIANCE WITH LAWS                                              29

    7.04  EXISTENCE, ETC.                                                   29

    7.05  ADEQUATE CAPITAL                                                  29

    7.06  NOTICES                                                           29

    7.07  COMPLIANCE WITH CUSTODIAL AGREEMENT                               30

    7.08  BORROWING BASE DEFICIENCY                                         30

    7.09  INSPECTION OF BOOKS AND RECORDS                                   30

    7.10  NO ASSIGNMENT                                                     30

    7.11  NO AMENDMENT TO CORPORATE DOCUMENTS                               30

    7.12  NO CHANGE OF CONTROL                                              30

    7.13  LIMITATION ON LINES OF BUSINESS                                   30

    7.14  LIMITATION ON DISTRIBUTIONS                                       30

    7.15  LIMITATION ON GUARANTEES                                          31

    7.16  LIMITATION ON LIENS                                               31

    7.17  FHA APPROVED MORTGAGEE                                             31

    7.18  FINANCIAL CONDITION COVENANTS                                     31

    7.19  NOTICE IF MORTGAGE ASSET IS FOUND DEFECTIVE                       31

    7.20  PROHIBITION OF FUNDAMENTAL CHANGES                                32

    7.21  LIMITATION ON TRANSACTIONS WITH AFFILIATES                        32

    7.22  UNDERWRITING GUIDELINES                                           32

    7.23  SERVICING TAPE                                                    32

    7.24  BORROWING BASE CERTIFICATE                                       32

    7.25  AUTHORIZED OFFICERS                                              32

    7.26  PORTFOLIO PERFORMANCE                                            32


SECTION 8.  EVENTS OF DEFAULT                                               32


SECTION 9.  REMEDIES UPON DEFAULT                                           35


SECTION 10.  NO DUTY OF LENDER                                              35


SECTION 11.  MISCELLANEOUS                                                  35

    11.01  WAIVER                                                           35

    11.02  NOTICES                                                          35

    11.03  INDEMNIFICATION AND EXPENSES                                     36

    11.04  AMENDMENTS                                                       37

    11.05  SUCCESSORS AND ASSIGNS                                           37

    11.06  SURVIVAL                                                         37

    11.07  CAPTIONS                                                         37

    11.08  COUNTERPARTS                                                     37

    11.09  LOAN AGREEMENT CONSTITUTES SECURITY AGREEMENT; GOVERNING LAW     37

    11.10  SUBMISSION TO JURISDICTION; WAIVERS                              37

    11.11  WAIVER OF JURY TRIAL                                             38

    11.12  ACKNOWLEDGMENTS                                                  38

    11.13  HYPOTHECATION OR PLEDGE OF LOANS                                 38

    11.14  ASSIGNMENTS, PARTICIPATIONS                                      38

    11.15  SERVICING                                                        39

    11.16  PERIODIC DUE DILIGENCE REVIEW                                    41

       SCHEDULES
          SCHEDULE 1  Representations and Warranties re: Mortgage Assets
          SCHEDULE 2  Filing Jurisdictions and Offices
          SCHEDULE 3  List of Settlement Agents
          SCHEDULE 4  Authorized Representatives of the Borrower
          SCHEDULE 5  Schedule of Non-Performing Loans

       EXHIBITS
          EXHIBIT A  CoreStates Custodial Agreement
          EXHIBIT B  First Trust Custodial Agreement
          EXHIBIT C  Form of Opinion of Counsel
                     to Borrower
          EXHIBIT D  Form of Request for Borrowing
          EXHIBIT E  Underwriting Guidelines for Home Equity Loans and Home
                     Improvement Loans
          EXHIBIT F  Underwriting Guidelines for SM/MU Assets
          EXHIBIT G  Underwriting Guidelines for High LTV Assets
          EXHIBIT H  Whole Loan Agreement

          EXHIBIT I  Intentionally Omitted
          EXHIBIT J  Intentionally Omitted
          EXHIBIT K  Form of Borrowing Base Certificate
          EXHIBIT L  Document Exception Codes

      ANNEXES
           Annex I Non-Performing Loan Subline Terms
           Annex II Wet Loan Subline Terms

                       MASTER LOAN AND SECURITY AGREEMENT

                     MASTER LOAN AND SECURITY AGREEMENT, dated as of January 1, 1997, between CITYSCAPE CORP., a New York corporation (the "Borrower"), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").

                                    RECITALS

                     Heretofore, the Borrower and the Lender have entered into that certain Amended and Restated Purchase and Sale Agreement, dated as of February 2, 1996 (the "Existing Agreement"), pursuant to which the Borrower pledged to the Lender certain Previously Pledged Mortgage Assets. The Borrower and the Lender are entering into this Agreement, which supersedes the Existing Agreement and is a continuation of the agreement set forth therein, as amended and modified herein.

                     The Borrower has requested that the Lender from time to time make revolving credit loans to it to finance certain Eligible Assets (as defined below) owned by the Borrower, and the Lender is prepared to make such loans upon the terms and conditions hereof and Annexes I and II hereto as applicable. Accordingly, the parties hereto agree as follows:

                     Section 1.  Definitions and Accounting Matters.

                     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                     "Act" shall mean the National Housing Act, as amended from time to time.

                     "Affiliate" shall mean any "affiliate" of the Borrower or Lender, as applicable, as such term is defined in the Bankruptcy Code in effect from time to time.

                     "Affiliate Guaranty" shall mean that certain Affiliate Guaranty dated as of the date hereof, made by Cityscape Financial Corp. in favor of the Lender, as amended from time to time.

                    "Applicable Collateral Percentage" shall mean a percentage to be agreed between the Lender and Borrower, which percentage shall be as set forth below:

                    PRODUCT                                             %
                    -------                                             -
          Home Equity Mortgage Assets                                 100
          High LTV Assets
                    FICO LESS THAN 600 (until 12/15/97)                80
                    FICO LESS THAN 600 (after 12/15/97)                70
                    FICO 600-620                                       90
                    FICO MORE THAN 620                                 98
          SM/MU Assets                                                100
          FHA Assets                                                  100*
          Home Improvement Assets                                     100*

*Applicable to loans funded by Lender prior to the Effective Date.


                     "Applicable Margin" shall mean 1.50% per annum.

                     "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Asset as the value of the Mortgaged Property.

                     "Attorney Bailee Letter" shall have the meaning assigned to such term in the First Trust Custodial Agreement.

                     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                     "Borrower" shall have the meaning provided in the heading hereof.

                     "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Assets.

                     "Borrowing Base Certificate" shall mean the certificate delivered pursuant to Section 7.25 hereof, substantially in the form of Exhibit K attached hereto.

                     "Borrowing Base Deficiency" shall have the meaning provided in Section 2.06 hereof.

                     "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, banking and savings and loans institutions in the states of New York or Connecticut or the Custodian is authorized or obligated by law or executive order to be closed.

                     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                     "Change of Control" shall mean either (i) either Robert Patent or Steve Miller leave the employ of Borrower or (ii) there occurs a change of "control" of Borrower or the Guarantor, as applicable, as such term is defined in the Securities Exchange Act of 1934, as amended.

                     "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

                     "Collateral Value" shall mean, with respect to each Mortgage Asset, the lesser of (a) the Applicable Collateral Percentage multiplied by the outstanding principal balance of such Mortgage Asset and (b) the Market Value of such Mortgage Asset; provided, that

                     (i) the Collateral Value shall be deemed to be zero with respect to each Mortgage Asset as to which the Lender reasonably determines:

                                           (1) in respect of which there is a
                     material breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined),

                                           (2) in respect of which there is a
                     delinquency in the payment of principal and/or interest which continues for a period in excess of 59 days (without regard to any applicable grace periods),

                                           (3) subject to clause (5) below,
                     which remains pledged to the Lender hereunder later than 120 days after the date on which it is first included in the Collateral,

                                           (4) which has been released from the
                     possession of the Custodian under the applicable Custodial Agreement to the Borrower for a period in excess of 14 days,

                                           (5) which is a Previously Pledged
                     Mortgage Asset which remains pledged to the Lender hereunder later than 120 days after the date on which it was funded under the Existing Agreement, or December 31, 1997, whichever is later,

                                           (6) which is an FHA Asset pledged to
                     the Lender hereunder after December 31, 1997,

                                           (7) as to which (A) the related
                     Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (B) such Mortgage, is not a valid, subsisting, enforceable and perfected first, second or third lien on the Mortgaged Property,

                                           (8) in respect of which the related
                     Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise,

                                           (9) in respect of which the related
                     Mortgaged Property is the subject of a foreclosure proceeding, or

                                           (10) in respect of which the related
                     Mortgagor is the subject of a bankruptcy proceeding.

                     (ii) the aggregate Collateral Value of Mortgage Assets which are SM/MU Assets may not exceed $50,000,000;

                     (iii) the aggregate Collateral Value of FHA Assets may not exceed $10,000,000; and

                     (iv) the aggregate Collateral Value of Delinquent Mortgage Assets may not exceed $15,000,000.

                     "Custodial Agreement" shall mean either (i) the First Trust Custodial Agreement or (ii) the Wet Loan Custodial Agreement.

                     "Custodian" shall mean (i) with respect to the First Trust Custodial Agreement, First Trust National Association and its successors and permitted assigns thereunder and (ii) with respect to the Wet Loan Custodial Agreement, the Wet Loan Custodian (as defined in Annex II), and its successors and permitted assigns thereunder.

                     "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                     "Delinquent Mortgage Asset" shall mean an Eligible Asset for which the applicable Monthly Payment is more than 29 days, but no more than 59 days delinquent and with respect to which the related Mortgaged Property is not the subject of a foreclosure proceeding and with respect to which the related Mortgagor is not the subject of a bankruptcy proceeding.

                     "Dollars" and "$" shall mean lawful money of the United States of America.

                     "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Asset, exclusive of any days of grace.

                     "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Assets, as desired by the Lender from time to time.

                     "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                     "Eligible Asset" shall mean a Mortgage Asset secured by a first, second or third mortgage lien on a one-to-four family residential property or small multi-family residence/mixed-use property, as to which the representations and warranties in Section 6.07 and in Schedule 1, as applicable, hereof are correct in all material respects.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                     "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                     "Event of Default" shall have the meaning provided in
Section 8 hereof.

                     "Exception" shall have the meaning provided for such term in the First Trust Custodial Agreement.

                     "Exception Report" shall mean the exception report prepared by the Custodian pursuant to the applicable Custodial Agreement.

                     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

                     "FHA" shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

                     "FHA Approved Mortgagee" shall mean a corporation or institution approved as a Title I mortgagee by HUD under the Act, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Assets.

                     "FHA Asset" shall mean a Home Improvement Asset which is the subject of FHA Mortgage Insurance.

                     "FHA Mortgage Insurance" shall mean mortgage insurance authorized under Title I of the Act and provided by the FHA.

                     "FHA Regulations" shall mean regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Assets, including the related handbooks, circulars, notices and mortgagee letters.

                     "Financial Statements" shall mean those documents to be delivered pursuant to Section 7.02 hereof.

                     "First Trust Custodial Agreement" shall mean that certain Custodial Agreement, dated as of the date hereof, among the Borrower, First Trust National Association and the Lender, substantially in the form of Exhibit B, as the same shall be modified and supplemented and in effect from time to time.

                     "Funding Date" shall mean the date on which a Loan is made hereunder.

                     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

                     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

                     "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or
(ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                     "Guarantor" shall mean Cityscape Financial Corp., its permitted successors and assigns.

                     "High LTV Asset" shall mean a Mortgage Asset underwritten in accordance with the Borrower's Sav-a-Loan underwriting guidelines attached as Exhibit G hereto.

                     "Home Equity Mortgage Asset" shall mean all of Borrower's right, title and interest in and to a mortgage loan secured by a mortgage on a one- to four-family residence, which shall bear either fixed or adjustable rates of interest and shall have been underwritten in accordance with the underwriting guidelines attached as Exhibit E or otherwise approved by Lender, other than a High LTV Asset, Home Improvement Asset or SM/MU Asset.

                     "Home Improvement Asset" shall mean all of Borrower's right, title and interest in and to a conventional or Title I home improvement loan secured by a mortgage on a one- to four-family residence which shall have been underwritten in accordance with the underwriting guidelines attached as Exhibit E or otherwise approved by Lender.

                     "HUD" shall mean the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA.

                     "Indebtedness" shall mean, for any Person: (i)(a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;
(d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner minus (ii) securities sold but not yet purchased.

                     "Interest Period" shall mean, with respect to any Loan, each period commencing on the date such Loan is made and ending on the date one month thereafter, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may begin before and end after the Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Loan of one month shall have a duration of less than one month and, if the Interest Period for any Loan would otherwise be a shorter period, such Loan shall not be available for such period.

                     "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Assets, any interest rate swap, cap or collar agreement or similar arrangements or any other transaction including, without limitation, the sale of United States treasury securities, providing for, in each case, protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by the Borrower with an Affiliate of the Lender or such other Person acceptable to the Lender and reasonably acceptable to the Lender.

                     "Lender" shall have the meaning provided in the heading hereto.

                     "LIBO Reserve Requirements" shall mean for any Interest Period for any Loan and for any Lender as to which LIBO Reserve Requirements are actually required to be maintained, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

                     "LIBO Base Rate" shall mean for any Loan, with respect to each day during each Interest Period pertaining to such Loan, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as the one-month LIBOR on the first day of such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Loans to be outstanding on such day.

                     "LIBO Rate" shall mean with respect to each day during each Interest Period pertaining to a Loan, a rate per annum determined by the Lender in its sole good-faith discretion in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender equal to:

                                 LIBO Base Rate
                    ----------------------------------------
                        1.00 - LIBO Reserve Requirements

                     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                     "Loan" shall have the meaning provided in Section 2.01(a) hereof.

                     "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                     "Loan Balance" shall mean, with respect to each Mortgage Asset and any related Loan, the original principal balance of such Loan made in respect of such Mortgage Asset reduced in accordance with Section 2.06 hereof.

                     "Loan Documents" shall mean, collectively, this Loan Agreement, the First Trust Custodial Agreement, the Wet Loan Custodial Agreement and the Affiliate Guaranty.

                     "Market Value" shall mean, as of any date in respect of an Eligible Asset, the price at which such Eligible Asset could readily be sold as determined in good faith by the Lender, which price may be determined to be zero taking into account such factors as are usual and customary in the industry. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

                     "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral.

                     "Material Exception" shall mean, with respect to any Mortgage Loan, any Exception listed on an Exception Report consisting of the absence from the Mortgage File, or deficiency in respect of, any of the fatal exceptions for Mortgage Asset Documents as set forth with an "F" in the document exception codes attached as Exhibit L hereto.

                     "Maximum Credit" shall mean the excess of (i) $400,000,000 over (ii) the aggregate amount of any other indebtedness of the Borrower or its Affiliates to Lender or its Affiliates.

                     "Maximum Facility Borrowings" shall mean the maximum aggregate amount of Loans which may be borrowed by the Borrower over the term of this Agreement (without taking into account any repayments of Loans by the Borrower) which shall equal $3,000,000,000.

                     "Monoline Insurance Company" shall mean Municipal Bond Investors Assurance Corporation ("MBIA"), Financial Guaranty Insurance Company ("FGIC"), Capital Markets Assurance Corporation ("CapMAC"), Financial Security Assurance Inc. ("FSA"), GE Mortgage Insurance Company ("GEMICO") or AMBAC Indemnity Corporation ("AMBAC").

                     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Asset as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Asset.

                     "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first, second or third lien on the fee in real property or in a leasehold interest securing the Mortgage Note and, if applicable, the assignment of rents and leases related thereto.

                     "Mortgage Asset" shall mean a Home Equity Mortgage Asset, a High LTV Asset, an FHA Asset or a SM/MU Asset, including without limitation all Previously Pledged Mortgage Assets which the Custodian has been instructed to hold for the Lender pursuant to the applicable Custodial Agreement, and which Mortgage Asset includes, without limitation, (i) a Mortgage Note and related

Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

                     "Mortgage Asset Documents" shall mean, with respect to a Mortgage Asset, the documents comprising the Mortgage File for such Mortgage Asset.

                     "Mortgage Asset Schedule" shall mean a schedule of Mortgage Assets containing the following information with respect to each Mortgage Asset, to be delivered by the Borrower to the Lender pursuant to Section 2.03(a) hereof: (i) the Borrower's Mortgage Asset number; (ii) the Mortgagor's name and the street address; (iii) a code indicating whether such Mortgage Asset is a Home Equity Mortgage Asset, a High LTV Asset, an FHA Asset or an SM/MU Asset;
(iv) the current principal balance of the Mortgage Note; (v) the original principal amount of the Mortgage Note with respect to any Mortgage Asset originated by the Borrower and the principal amount of the Mortgage Note purchased by the Borrower with respect to a Mortgage Asset acquired by the Borrower subsequent to its origination; (vi) the combined loan-to-value ratio as of the date of the origination of the related Mortgage Asset; (vii) the paid through date; (viii) the mortgage interest rate; (ix) the final maturity date under the Mortgage Note; (x) the Monthly Payment; (xi) the lien position of such Mortgage Asset; (xii) a field indicating whether the Mortgage Asset is a Delinquent Mortgage Asset; and (xiii) such other tape fields as shall be mutually agreed upon by Borrower and Lender.

                     "Mortgage File" shall have the meaning assigned thereto in the First Trust Custodial Agreement.

                     "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Assets.

                     "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Asset.

                     "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

                     "Mortgagor" shall mean the obligor on a Mortgage Note.

                     "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                     "Other Agreements" shall mean any other agreement between Borrower and the Lender or any of its Affiliates, whether now existing or hereafter entered into, as any such agreement may be amended, supplemented or otherwise modified from time to time.

                     "Pass-Through Transfer" shall mean the sale or transfer of some or all of the Eligible Assets to a trust to be formed as part of a publicly or privately traded pass-through transaction, which transaction may contain certain requirements of and be rated by one or more statistical credit rating agencies.

                     "Payoff" shall mean, with respect to any Mortgage Asset, repayment by the applicable Mortgagor of all outstanding principal thereunder together with all interest accrued thereon to the date of such repayment and any penalty or premium thereon.

                     "Payoff Proceeds" shall mean, with respect to any Mortgage Asset, all funds received from the applicable Mortgagor in connection with a Payoff.

                     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                     "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

                     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.5% per annum plus the Prime Rate except that payments made one Business Day late shall bear interest at the Federal Funds rate then in effect plus any customary margin.

                     "Previously Pledged Mortgage Asset" shall mean a Mortgage Asset pledged to the Lender on or after January 1, 1997, under the Existing Agreement, which Mortgage Asset remained pledged to the Lender immediately prior to the Effective Date.

                     "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

                     "Principal Paydowns" shall mean, with respect to any Mortgage Asset, any payment or other recovery of principal on such Mortgage Asset (other than Payoff Proceeds), which is received by or on behalf of the Borrower, including any penalty or premium thereon.

                     "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                     "Reference Bank" shall mean three major banks that are engaged in the London interbank market, as selected by the Lender.

                     "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                     "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

                     "SEC" shall mean the Securities and Exchange Commission and any successor thereto.

                     "Secured Obligations" shall have the meaning provided in
Section 4.01(c) hereof.

                     "Servicer" shall have the meaning provided in Section 11.15(c) hereof.

                     "Servicing Agreement" shall have the meaning provided in
Section 11.15 hereof.

                     "Servicing Records" shall have the meaning provided in
Section 11.15(b) hereof.

                     "Shareholders' Equity" shall mean the sum of (i) the aggregate "assets" of Borrower or Guarantor, as applicable, less the aggregate "liabilities" of Borrower or Guarantor, as applicable, with the term "asset" having the meaning ascribed to such term by GAAP and the term "liabilities" being those obligations or liabilities of Borrower or Guarantor, as applicable, which, in accordance with GAAP, would be included on the liability side of Borrower's, or Guarantor's, as applicable, balance sheet plus (ii) the Subordinated Debt of Borrower or Guarantor, as applicable, in accordance with GAAP plus (iii), in the case of the Borrower, advances or loans from the Guarantor, minus (a) any surplus from the write-up of assets subsequent to December 31, 1996; (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets; (c) patents, trademarks, copyrights; (d) leasehold improvements not recoverable at the expiration of a lease; (e) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses); and (f) advances or loans to shareholders, officers or Affiliates (other than any Subsidiary of the Borrower) of such Person.

                     "SM/MU Asset" shall mean all of Borrower's right, title and interest in and to a small residential multi-family residence or mixed-use mortgage loan which bears a fixed rate of interest and which was underwritten in accordance with the underwriting guidelines attached as Exhibit F or otherwise approved by Lender, and which shall not exceed $1,000,000 in original principal balance, unless otherwise agreed to by Lender and Borrower.

                     "Subordinated Debt" shall mean Indebtedness of the Borrower or Guarantor, as applicable, which (a) is subordinated to other Indebtedness and liabilities of the Borrower or Guarantor, (b) has a maturity of at least three years and (c) as a percentage of total Shareholder's Equity does not exceed 50%.

                     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                     "Termination Date" shall mean December 31, 1997 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law or such later date established in accordance with Section 2.11 hereof.

                     "Underwriting Guidelines" shall mean the underwriting guidelines as in effect on the Effective Date, attached as Exhibits E , F and G hereto, except that with respect to Schedule I, "Underwriting Guidelines" shall mean the underwriting guidelines in effect as of the date of origination of the Mortgage Asset.

                     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                     "Unsecured Debt" shall mean as of any date of determination, the dollar amount of all obligations and liabilities of Borrower which, (i) in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of Borrower's balance sheet and (ii) are not secured by the grant of a lien upon or security interest in, any collateral.

                     "Unsecured Debt to Equity Ratio" shall mean the ratio of total Unsecured Debt of Borrower to its Shareholders' Equity.

                     "Wet Loan Custodial Agreement" shall have the meaning set forth in Annex II.

                     "Wet Loan Custodian" shall have the meaning set forth in Annex II.

                     "Whole Loan Transfer" shall mean the sale or transfer to a third party of some or all of the Eligible Assets in a whole loan format or a certificated participation format.

                     1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                     Section 2. Loans and Prepayments.

                     2.01 Loans.

                     (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, a "Loan"; collectively, the "Loans") to the Borrower in Dollars, from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit as in effect from time to time.

                     (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                     (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

                     (d) In no event shall a Loan be made if making such Loan would cause the Maximum Facility Borrowings to be exceeded.

                     2.02 Evidence of Indebtedness.

                     The Loans made by the Lender shall be evidenced by notation thereof by the Lender on its books and records, which notation of books and records shall be deemed conclusive evidence of the indebtedness owed Lender by Borrower hereunder absent manifest error. The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder in respect of the Loans. Upon request of the Lender, the Borrower shall execute and deliver a promissory note evidencing the indebtedness of the Borrower incurred hereunder. The failure of the Lender to make such a request shall in no way impair the Lender's rights or reduce the Borrower's obligations hereunder.

                     2.03 Procedure for Borrowing.

                     (a) The Borrower may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, an irrevocable written request for borrowing substantially in the form of Exhibit D hereto ("Request for Borrowing"), which Request for Borrowing must be received by the Lender prior to 4:00 p.m., New York City time at least one (1) Business Day prior to the requested Funding Date. Such Request for Borrowing shall (i) attach a Mortgage Asset Schedule (in hard copy, accompanied by a data transmission in a form agreed to by the Borrower and the Lender) identifying the Eligible Assets that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing (ii) specify the requested Funding Date, (iii) such other matters as may be specified on the form of the Request for Borrowing or as may be reasonably requested by Lender from time to time in accordance with the terms hereof and (iv) shall be signed by one of the officers of the Borrower identified in Schedule 4 hereto as it may be amended from time to time in accordance with Section 7.26 hereof. Each Loan (A) secured by Home Equity Mortgage Assets or High LTV Assets shall be in a minimum amount equal to $1,000,000 and (B) secured by FHA Assets shall be in a minimum amount equal to $500,000. Unless otherwise agreed to by Lender, no single Request for Borrowing shall include a pledge of both (i) Home Equity Mortgage Assets, High LTV Assets and/or FHA Assets and (ii) SM/MU Assets. Borrower shall indemnify Lender and hold it harmless against any Losses incurred by Lender as a result of any failure by Borrower to timely deliver the Eligible Assets subject to such Request for Borrowing.

                     (b) Upon the Borrower's Request for Borrowing pursuant to
Section 2.03(a), the Lender shall, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Loan to the Borrower on the requested Funding Date, in the amount so requested.

                     (c) The Borrower shall deliver (or cause to be delivered) and release to the Custodian no later than 4:00 p.m., New York City time, three
(3) Business Days prior to the requested Funding Date, the Mortgage File pertaining to each Eligible Asset to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the applicable Custodial Agreement.

                     (d) Pursuant to the First Trust Custodial Agreement, First Trust shall deliver to the Lender and the Borrower, no later than 1:00 p.m., New York City time, on a Funding Date, a Trust Receipt (as defined in the applicable Custodial Agreement) in respect of all Mortgage Assets pledged to the Lender on such Funding Date, and a Mortgage Asset Schedule and Exception Report. Subject to Section 5 hereof, such borrowing will then be made available to the Borrower by the Lender transferring, via wire transfer to the account designated by the Borrower, in the aggregate amount of such borrowing in funds immediately available to the Borrower.

                     (e) Upon the Borrower's request, the Lender shall deliver to the Borrower (i) prior to the close of business on each Business Day, by fax, a daily activity report with respect to the activity under the facility provided for hereunder, in such form and containing such information as the Borrower and Lender may from time to time mutually agree, and (ii) not less frequently than weekly, by fax, a summary of the activity disclosed for such week in the daily activity reports delivered pursuant to clause (i) of this Section 2.03(e).

                     2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

                     (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section
           1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

                     (b) the Lender determines, in good faith, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Loans; or

                     (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall, following discussions with the Borrower, select in good faith an index that approximates as closely as reasonably practicable the LIBO Base Rate.

                     2.05  Repayment of Loans; Interest.

                     (a) The Borrower hereby promises to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans.

                     (b) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrower hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly 25th calendar day of each month and for the last month of the Loan

Agreement on the 25th calendar day of such last month and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrower.

                     2.06 Mandatory Prepayments or Pledge.

                     (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Assets (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

                     (b) No later than two (2) Business Days following the Borrower's receipt of any Payoff Proceeds, the Borrower shall prepay all Loans and accrued and unpaid interest thereon in respect of the Mortgage Assets subject to such Payoff.

                     (c) The Borrower shall prepay the Loans on the 25th calendar day of each month (or if such 25th calendar day is not a Business Day, the next succeeding Business Day), in an amount equal to all Principal Paydowns received by the Borrower from the 19th calendar day of the preceding month through and including the 18th calendar day of the month during which such prepayment is due. Each Principal Paydown received with respect to a particular Mortgage Asset shall be applied to reduce the Loan Balance with respect to such Mortgage Asset.

                     (d) The Borrower shall apply the net proceeds of any securitization of pledged Mortgage Assets to prepay the Loan Balance with respect to such Mortgage Assets and accrued and unpaid interest thereon, on the date of settlement of any securitization of Mortgage Assets.

                     (e) The Borrower shall apply the net proceeds of any whole loan sale of any Mortgage Asset to prepay the Loan Balance with respect to such Mortgage Asset, and accrued and unpaid interest thereon, on the date of settlement of any such whole loan sale. The amount to be paid to the Lender pursuant to this Section 2.06(e) shall be paid directly to the Lender by the purchaser of such Mortgage Asset.

                     (f) The Borrower shall pay the Loan Balance for any Mortgage Asset in respect of which the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise, no later than one (1) Business Day after the date such Mortgage Note is extinguished.

                     2.07 Optional Prepayments. The Loans are prepayable at the end of any Interest Period without premium or penalty, in whole or in part, and may be prepaid on any other date subject to Section 2.08 hereof. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Loans (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay a Loan in whole or in part from a source other than the proceeds of the Mortgage Assets, the Borrower shall give three (3) Business Days' prior written notice thereof to the Lender. If such notice is given, and the amount specified in such notice is not paid on the date specified therein, the Borrower shall indemnify the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a result of such notice to prepay.

                     2.08 Indemnity.

                     If the Borrower makes a prepayment of the Loans on any day which is not the last day of the Interest Period with respect to such Loan, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from the reemployment of funds obtained by the Lender to maintain the Loans hereunder (but excluding loss of profit) or from fees payable to terminate the deposits from which such funds were obtained. This Section 2.08 shall survive for ninety
(90) days following termination of Loan Agreement and payment of the Note.

                     2.09 Requirements of Law.

                     (a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made after the date that any Lender becomes a Lender party to this Loan Agreement:

                     (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income and franchise taxes) or change the basis of taxation of payments to the Lender in respect thereof;

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

                     (iii)     shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

                     (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date that any Lender becomes a Lender party to this Loan Agreement shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption or change (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

                     (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

                     (d) The Lender represents and warrants to the Borrower that it is a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes.

                     2.10 Taxes. (a) All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under the Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender that is not organized under the laws of the United States of America or a state thereof if the Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                     (b) If the Lender hereunder (or an assignee or participant that acquires an interest hereunder in accordance with Section 11.14 hereof) that is not incorporated under the laws of the United States of America or a state thereof shall:

                     (i) deliver to the Borrower (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                     (ii) deliver to the Borrower two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                     (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section
11.14 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                     2.11 Extension of Termination Date. At the request of the Borrower, received no later than 30 days prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date for a period of 364 days by giving written notice of such extension to the Borrower no later than 20 days prior to the then current Termination Date.

                     Section 3. Payments; Computations; Etc.

                     3.01 Payments.

                     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account designated by the Lender, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

                     (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                     3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                     Section 4.  Collateral Security.

                     4.01  Collateral; Security Interest.

                     (a) Pursuant to the applicable Custodial Agreement, the Custodian shall hold the Mortgage Asset Documents as exclusive bailee and agent for the Lender pursuant to terms of the applicable Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the applicable Custodial Agreement) each to the effect that it has reviewed such Mortgage Asset

Documents in the manner and to the extent required by the applicable Custodial Agreement and identifying any deficiencies in such Mortgage Asset Documents as so reviewed.

                     (b) All of the Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                     (i) all Mortgage Assets which either Custodian has been instructed to hold for the Lender pursuant to the applicable Custodial Agreement;

                     (ii) all Mortgage Asset Documents for such Mortgage Assets, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.15(b) below), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Assets, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

                     (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any such Mortgage Asset and all claims and payments thereunder;

                     (iv) all other insurance policies and insurance proceeds relating to any such Mortgage Asset or the related Mortgaged Property including without limitation any FHA Mortgage Insurance;

                     (v) all Interest Rate Protection Agreements relating to such Mortgage Assets;

                     (vi) any account established by either Custodian for the benefit of the Lender pursuant to either Custodial Agreement and the balance from time to time standing to the credit of such account and all rights with respect thereto;

                     (vii) all "collateral", however defined, under any Other Agreements;

                     (viii) all Insured Closing Letters and rights relating thereto;

                     (ix) all rights under any errors and omissions policies of the Settlement Agents;

                     (x) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                     (xi) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                     (c) The Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

                     (d) Solely for purposes of FHA Regulations relating to FHA Assets appearing at 24 C.F.R. Section 203.430 through 203.438, the Borrower shall be deemed to have finally sold to the Lender each FHA Asset included from time to time in the Borrowing Base. The Lender shall be the "purchasing mortgagee" with respect to each such FHA Asset and shall have all rights of a purchasing mortgagee with respect thereto; provided that the Borrower shall remain liable to perform all obligations of the "servicing mortgagee" with respect thereto. The Borrower shall take all actions the Lender deems necessary or advisable to give effect to the foregoing. Upon the release by the Lender of the Lien created by this Loan Agreement on such FHA Asset, the Lender shall be deemed to have finally sold such FHA Asset to the party designated by the Borrower as the "purchasing mortgagee" on behalf of the Lender pursuant to the applicable Custodial Agreement.

                     4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at he sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                     4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                     4.04  Lender's Appointment as Attorney-in-Fact.

                     (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                     (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                     (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; provided that if such taxes are being contested in good faith and by appropriate proceedings, the Lender shall consult with the Borrower before making any such payment; and

                     (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct;
           (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may reasonably deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, and from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                     (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                     (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                     4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained in the Loan Documents, the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations. The Lender shall use its reasonable efforts to give the Borrower prior notice (but in any event prompt notice) of any actions taken pursuant to this Section 4.05.

                     4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

                     4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the

Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                     4.08 Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                     4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                     4.10 Release of Security Interest. If no Default has occurred and is continuing or will occur as a result of the following, the Lender agrees to cooperate with the Borrower with respect to any sale not prohibited by this Loan Agreement and promptly take such action and execute and deliver such instruments and documents necessary to release the Liens and security interests created hereby relating to any of the assets or property affected by any such sale, including, without limitation, any necessary Uniform Commercial Code amendment, termination or partial amendment. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.

                     Section 5.  Conditions Precedent.

                     5.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender and its counsel in form and substance:

                     (a) Loan Documents.

                     (i) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower;

                     (ii) Custodial Agreements. The First Trust Custodial Agreement, duly executed and delivered by the Borrower and the applicable Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have reasonably requested in order to perfect the security interests created pursuant to the Loan Agreement;

                     (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary);

                     (c) Affiliate Guaranty. The Affiliate Guaranty, duly completed and executed.

                     (d) Legal Opinion. A legal opinion of counsel to the Borrower, substantially in the form attached hereto as Exhibit C;

                     (e) Mortgage Asset Schedule and Exception Report. A Mortgage Asset Schedule and Exception Report, dated the Effective Date, from the Custodian, duly completed;

                     (f) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with the letter of any applicable third-party Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default attached;

                     (g) Other Documents. Such other documents as the Lender may reasonably request.

                     5.02 Initial and Subsequent Loans. The making of each Loan to the Borrower (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

                     (a) no Default or Event of Default shall have occurred and be continuing;

                     (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and elsewhere in each of the Loan Documents, shall be true and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Assets included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received a Request for Borrowing, with a certification thereon, signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which Request for Borrowing shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

                     (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

                     (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence review of the Mortgage Asset Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion;

                     (e) the Lender shall have received from the Custodian a Trust Receipt with exceptions acceptable to the Lender in its sole discretion in respect of Eligible Assets to be pledged hereunder on such Business Day and a Mortgage Asset Schedule and Exception Report, in each case dated such Business Day and duly completed;

                     (f) neither (i) the Maximum Facility Borrowings has been exceeded nor (ii) making the requested Loan shall cause the Maximum Facility Borrowings to be exceeded;

                     (g) all applicable conditions set forth in Section 2.03 hereof have been complied with.

Each borrowing by the Borrower hereunder shall constitute a certification by the Borrower that all the conditions set forth in this Section 5 have been satisfied as of the date of such borrowing.

                     Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that from and after September 30, 1997 and throughout the term of this Loan Agreement:

                     6.01 Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement and the Loan Documents to be conducted by the Borrower in any state in which a Mortgaged Property is located to the extent necessary to ensure the enforceability of each Eligible Asset and the servicing of the Eligible Asset in accordance with the terms of this Agreement;

                     6.02 Litigation. Except as disclosed to the Lender prior to the Effective Date and subsequently disclosed to the Lender in writing thereafter, there are no actions, suits, arbitrations, investigations or proceedings pending or, to the Borrower's actual knowledge, overtly threatened against the Borrower or any of its Affiliates or affecting its Property that are reasonably likely to materially and adversely affect the execution, delivery or enforceability of this Agreement or the Loan Documents or the ability of the Borrower to service the Eligible Assets or for the Borrower to perform any of its other obligations hereunder in accordance with the terms hereof;

                     6.03 No Breach. The execution and delivery of this Agreement and the Loan Documents by the Borrower, the servicing of the Eligible Assets by the Borrower hereunder, the consummation by the Borrower of the transactions herein contemplated and the fulfillment by the Borrower of or compliance by the Borrower with the terms hereof will not (A) result in a breach of any term or provision of the charter or by-laws of the Borrower or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Borrower is a party or by which it may be bound, or any statute, order or regulation applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower, which breach, violation, default or non-compliance would have a material adverse effect on (a) the business, operations, financial condition, properties or assets of the Borrower or (b) the ability of the Borrower to perform its obligations under this Agreement or the Loan Documents; and the Borrower is not a party to, bound by, or in breach or violation of any material indenture or other material agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Borrower's knowledge, would in the future reasonably be expected to materially and adversely affect, (x) the ability of the Borrower to perform its obligations under this Agreement or the Loan Documents or (y) the business, operations, financial condition, properties or assets of the Borrower, or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of the Borrower pursuant to the terms of any such agreement or instrument;

                     6.04 Action. The Borrower has the full corporate power and authority to service each Eligible Asset, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and the Loan Documents and the execution, delivery and performance of this Agreement and the Loan Documents by the Borrower has been duly authorized by all necessary corporate action on the part of the Borrower; and this Agreement and the Loan Documents, assuming the due authorization, execution and delivery thereof by the Lender, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except to the extent that (a) the enforceability thereof may be limited by federal or state bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                     6.05 Approvals. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Borrower of, or compliance by the Borrower with, this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby (except for such consents, approvals, authorizations, or orders to be obtained following each Funding Date with respect to future transactions to be consummated hereunder), or if any such consent, approval, authorization or order not relating to a future transaction is required, the Borrower has obtained the same thereof, except for (i) such consents, applications, authorizations and orders, the failure to obtain or perform which would not have a material adverse effect on the business, operations, condition, properties or assets of Borrower or its Subsidiaries; and (ii) filings and recordings in respect of the Liens created pursuant to this Loan Agreement;

                     6.06 Good Standing . The Borrower is in good standing and qualified to do business in each jurisdiction where failure to be so qualified or licensed would have a material adverse effect on (a) the business, operations, financial condition, properties or assets of the Borrower or (b) the enforceability of any Eligible Asset or the servicing of the Eligible Assets in accordance with the terms of this Agreement;

                     6.07 Collateral; Collateral Security.

                     (a) No Mortgage Asset is assigned, pledged, or otherwise conveyed or encumbered by the Borrower to any Person other than the Lender, and immediately prior to the pledge of such Mortgage Asset to the Lender, the Borrower was the sole owner of such Mortgage Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Asset pledged to the Lender hereunder was acquired by the Borrower from an Affiliate of the Borrower.

                     (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

                     (c) Upon receipt by the applicable Custodian of each Mortgage Note endorsed in blank by a duly authorized officer of the Borrower, the Lender shall have a fully perfected first priority security interest in such Mortgage Note.

                     (d) Upon the proper filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

                     6.08 Chief Executive Office. The Borrower's chief executive office on the Effective Date is located at 565 Taxter Road, Elmsford, New York 10523. The location where the Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is either its chief executive office or 8 Skyline Drive, Hawthorne, New York 10532.

                     6.09 Insurance. The Borrower has caused to be performed any and all acts required to preserve the rights and remedies of the Lender in any insurance policies of the Borrower or a Mortgagee applicable to the Eligible Assets sold by the Borrower.

                     6.10 FHA Servicing. The Borrower (or its subcontractor) is an FHA Approved Mortgagee. The Borrower has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans and properties of the same type as the Mortgage Assets pledged hereunder. The Borrower is in good standing to service mortgage loans for the FHA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Borrower unable to comply with FHA eligibility requirements or which would require notification to the FHA.

                     6.11 Financial Statements. The Financial Statements of Borrower, copies of which have been furnished to Lender, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Borrower as of the dates and for the periods indicated and
(iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, Borrower is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a material adverse change in the business or operations of Borrower.

                     6.12 ERISA. Borrower is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                     6.13 Accuracy of Information. None of the documents or information provided by Borrower to Lender in connection with the Loan Documents or the transactions thereunder contain any statement of a material fact with respect to Borrower or the Loans that was untrue or misleading in any material respect when made; mortgage loan legal and servicing files shall not constitute such documents or information for this purpose. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Borrower that would render any of such documents or information untrue or misleading in any material respect. There is no fact known to Borrower which has a material possibility of causing a Material Adverse Effect with respect to Borrower.

                     6.14 Loan Documents. Each of the representations and warranties of Borrower contained in the Loan Documents is true and correct in all material respects.

                     6.15 Compliance With Law, Etc. No practice, procedure or policy employed by Borrower in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it, which violation is reasonably likely to result in a Material Adverse Effect.

                     6.16 Solvency; Fraudulent Conveyance. Borrower is solvent and will not be rendered insolvent by the Loan and, after giving effect to such Loan, Borrower will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Mortgage Assets with any intent to hinder, delay or defraud any of its creditors.

                     6.17 Investment Company Act Compliance. Borrower is neither required to be registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.

                     6.18 Taxes. Borrower has filed all federal and state tax returns which are required to be filed by it and paid all taxes, including any material assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by Borrower in connection with the transactions contemplated hereby and the execution and delivery of the Loan Documents have been paid.

                     6.19 Licenses. Lender will not be required solely as a result of taking a pledge of the Mortgage Assets to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently is not so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

                     6.20 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

                     Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

                     7.01 Financial Statements. Until the later to occur of (i) the discharge and payment of all of Borrower's obligations under this Agreement and (ii) the Termination Date of this Agreement, Borrower shall promptly upon preparation, but in no event later than 60 days following the end of each such party's first three fiscal quarters, deliver to Lender its unaudited company-prepared financial statements as of the end of each such fiscal quarter, prepared in accordance with GAAP. Borrower shall promptly upon preparation, but in no event later than 90 days following the end of such party's fourth fiscal quarter, deliver to Lender its audited and certified financial statements, prepared in accordance with GAAP, as of the end of the most recently ended fiscal year, which audits and certifications shall each be prepared by a nationally recognized independent accounting firm or by a regionally recognized independent accounting firm with the prior written consent of Lender, which consent shall not be unreasonably withheld. In all cases, financial statements shall include, without limitation, a balance sheet, a profit and loss statement and a statement of cash flows. Notwithstanding anything in this Agreement to the contrary, if the audited and certified financial statements described in the immediately preceding sentence are (x) not delivered within the above-specified 90 days, (y) Borrower is diligently using its best efforts to deliver such financial statements, and (z) Borrower provides Lender with a notice specifying the reason for the delay and a date, within a reasonable time period (as determined by Lender), on which such financial statements will be delivered, and they are so delivered; then failure to deliver such financial statements within the above-specified 90 days, as the case may be, shall not be deemed to be an Event of Default under this Agreement.

                     7.02 Reports. (a) Borrower shall, within 5 Business Days of filing, deliver to Lender copies of all material public filings made by Borrower with any governmental or quasi-governmental body.

                     (b) Borrower shall (i) with respect to any Mortgage Assets serviced by Borrower or any of its Affiliates or otherwise use its best efforts to cause to be delivered to Lender monthly, the report, if any, prepared by the relevant trustee or servicer setting forth payment activity, defaults and delinquencies with respect to each Eligible Asset pledged to the Lender, (ii) prepare and deliver reports each month, detailing, with respect to all Mortgage Assets pledged to the Lender, such information as the Lender may from time to time reasonably request and (iii) deliver to the Lender on the fifth day of each month a Mortgage Asset Schedule.

                     7.03 Compliance With Laws. The Borrower shall comply in all material respects with all laws, rules and regulations that relate to it or to the Eligible Assets or that materially and adversely affect the operations or financial conditions of the Borrower.

                     7.04 Existence, etc. Borrower shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to maintain such authority would not have a material adverse effect on the ability of Borrower to conduct its business or to perform its obligations under this Agreement.

                     7.05 Adequate Capital. At all times during this Agreement, Borrower shall possess sufficient net capital and liquid assets (or ability to access the same) to satisfy its obligations as they become due in the normal course of business.

                     7.06 Notices. Borrower will notify Lender in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, as applicable, any remedial steps being taken with respect thereto:

                     (A) A Default or Event of Default shall have occurred;

                     (B) The institution of any litigation, arbitration proceeding or governmental proceeding which, in the opinion of counsel to Borrower, will have a material adverse effect on Borrower or the Eligible Assets;

                     (C) All legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

                     (D) The entry of any judgment or decree against Borrower if the aggregate amount of all judgments and decrees then outstanding against Borrower exceeds $1,000,000 after deducting (i) the amount with respect to which Borrower is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which Borrower is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to Lender; or

                     (E) The occurrence or reasonable likelihood of any event which would allow the obligee under any material loan agreement to which Borrower is bound to declare an event of default or accelerate the obligations of Borrower thereunder.

                     7.07 Compliance With Custodial Agreement. With respect to each Eligible Asset, the Borrower shall comply with all document delivery requirements set forth in the applicable Custodial Agreement.

                     7.08 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

                     7.09 Inspection of Books and Records. Borrower shall permit the Lender or its accountants, attorneys or other agents reasonable access to all of their books and records relating to Eligible Assets for inspection and copying during normal business hours at all places where Borrower conducts business.

                     7.10 No Assignment. Borrower shall not assign or attempt to assign this Agreement or any rights hereunder, without first obtaining the specific written consent of Lender.

                     7.11 No Amendment to Corporate Documents. Borrower shall not amend its Articles of Incorporation or By-laws, which amendment shall have or is likely to have a material adverse effect upon Lender or its interests under this Agreement, without the prior written consent of Lender.

                     7.12 No Change of Control. There shall be no Change of Control, and Borrower shall not merge or consolidate with or into, any other entity without the prior written consent of Lender, which consent shall not be unreasonably withheld.

                     7.13 Limitation on Lines of Business. During the term of this Agreement, Borrower shall not engage in any business other than the business of the Borrower in existence as of the date hereof, except with the prior written consent of Lender which consent shall not be unreasonably withheld.

                     7.14 Limitation on Distributions. The Borrower shall not, except as otherwise expressly permitted or contemplated hereby, declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock, or any warrants or options to purchase such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company, except (unless a Default shall have occurred and be continuing) dividends to the Guarantor.

                     7.15 Limitation on Guarantees. Except in the ordinary course of business or to fulfill the obligations of wholly owned Subsidiaries, or to Guarantee Indebtedness under the Indenture dated May 14, 1997, between Cityscape Financial Corp. and Chase Manhattan Bank as trustee relating to $300,000,000 of 12 3/4% senior notes due 2004, Borrower shall not Guarantee, endorse or otherwise in any way become or be responsible for any obligations of any other person, entity or Affiliate, including without limitation, whether directly or indirectly by agreement to purchase the indebtedness of any other person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purposes of paying or discharging any indebtedness or obligation of such other person or otherwise; provided, however, that nothing contained herein shall prevent Borrower from indemnifying its officers, directors and agents pursuant to its By-laws and its Articles of Incorporation.

                     7.16 Limitation on Liens. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

                     7.17. FHA Approved Mortgagee. The Borrower shall maintain its status as an FHA Approved Mortgagee. The Borrower shall notify the Lender promptly of any developments regarding its status as an FHA Approved Mortgagee and shall send the Lender copies of all correspondence or notices received or sent by the Borrower regarding its application.

                     7.18 Financial Condition Covenants.

                     (a) Maintenance of Ratio of Indebtedness to Shareholders' Equity. The Borrower shall not permit the ratio of Indebtedness to Shareholders' Equity at any time to be greater than 8:1;

                     (b) Maintenance of Shareholders' Equity. Borrower shall maintain Shareholders' Equity in an amount not less than $150,000,000. As of the beginning of each subsequent fiscal year, the minimum Shareholders' Equity less Subordinated Debt to be maintained by the Borrower going forward shall be the greater of (x) $150,000,000 and (y) 80% of the Shareholders' Equity less Subordinated Debt and advances or loans from the Guarantor as of the end of the prior fiscal year; and

                     (c) Maintenance of Liquidity. The Borrower shall maintain cash and cash equivalents and undrawn committed secured financial facilities with available eligible unpledged assets of at least $20,000,000; provided, however, that from the Effective Date through and including December 31, 1997, Borrower shall maintain cash and cash equivalents and undrawn committed secured financial facilities with available eligible unpledged assets of at least $10,000,000.

                     7.19 Notice if Mortgage Asset is Found Defective. Upon discovery by the Borrower or the Lender of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Mortgage Asset, the party discovering such breach shall promptly give notice of such discovery to the other.

                     7.20 Prohibition of Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets, without the prior written consent of the Lender.

                     7.21 Limitation on Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) not otherwise prohibited under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.


                     7.22 Underwriting Guidelines. Without prior written consent of the Lender, the Borrower shall not materially amend or otherwise materially modify the Underwriting Guidelines. In the event that the Borrower proposes to amend the Underwriting Guidelines, the Borrower shall submit the proposed amendment to the Lender in writing. The Lender shall notify the Borrower whether or not it approves such proposed amendment, which approval shall not be unreasonably withheld. If the Borrower wishes to finance a Mortgage Asset hereunder that does not comply in all respects with the Underwriting Guidelines, the Borrower shall request prior approval thereof from the Lender and will deliver to the Lender, no later than three (3) Business Days prior to the requested Funding Date, the related underwriting file. The Lender shall notify the Borrower promptly (i) whether or not it chooses to finance any such Mortgage Asset and, if so, (ii) whether it chooses to treat such Mortgage Asset as an Eligible Asset. In the case of choice (ii) of the preceding sentence, the Lender hereby agrees to make such determination reasonably.

                     7.23 Servicing Tape. The Borrower shall provide to the Lender on a monthly basis a computer readable magnetic tape containing servicing information, including without limitation those fields specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Assets serviced hereunder by the Borrower or any Servicer.

                     7.24 Borrowing Base Certificate. The Borrower shall provide to the Lender on a monthly basis, and otherwise upon the request of the Lender, a Borrowing Base certificate in the form of Exhibit K attached hereto.

                     7.25 Authorized Officers. If at any time the list of authorized officers listed on Schedule 4 hereto becomes incomplete or incorrect, the Borrower shall promptly deliver to the Lender an updated complete and correct copy of Schedule 4. Until such updated copy of Schedule 4 is delivered, the Lender shall be entitled to rely exclusively upon the most recently delivered copy of Schedule 4. Accordingly, the Borrower's failure to deliver such updated copy shall not constitute an Event of Default.

                     7.26 Portfolio Performance. The Borrower shall maintain a delinquency ratio for its servicing portfolio (including, in determining the delinquency ratio, Mortgage Assets with respect to which the Monthly Payments are 30 days or more delinquent, Mortgage Assets with respect to which the related Mortgaged Property is the subject of a foreclosure proceeding and REO properties) of 12% or less.

                     Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                     a) Failure to Perform. Failure of Borrower to comply with
           Section 7.08 hereof; or failure of Borrower to pay when due any sums or amount equal to or greater than $100,000 payable hereunder or under any Loan or to pay within one Business Day of the due date any sums or amount less than $100,000 payable hereunder or under any Loan; or

                     b) Failure of Representation or Warranty. Any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Assets; unless the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

                     c) Failure of Covenant. Failure of Borrower to observe and perform any material non-monetary covenant, condition or other agreement on its part to be observed or performed hereunder and such default shall continue unremedied for five Business Days; or

                     d) Bankruptcy Event. (i) the Borrower, the Guarantor or any of their respective Subsidiaries shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Bankruptcy Code, (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, or (E) take any corporate or other action for the purpose of effecting any of the foregoing; or

                               (ii) a proceeding or case shall be commenced, without the application or consent of the Borrower, Guarantor or any of their respective Subsidiaries, in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower, the Guarantor or any such Subsidiary or of all or any substantial part of its property, or (C) similar relief in respect of the Borrower, the Guarantor or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower, the Guarantor or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                     e) Borrower Default. Default by Borrower whether as principal, guarantor or surety, in the payment of any principal or interest on any indebtedness or any other obligation of Borrower in the amount of $1,000,000 or more; or

                     f) Material Adverse Change. Any materially adverse change in the Property, business, financial condition or prospects of the Borrower, the Guarantor or any of their respective Subsidiaries shall occur, in each case as determined by the Lender in its sole discretion.

                     g) Cross-Default. The occurrence and continuance of an "event of default" or of an "event of termination" on the part of Borrower under either (i) any material agreement of Borrower or Guarantor, or (ii) any other material agreement between Borrower, on the one hand, and Lender or any of its Affiliates on the other hand, which has not been waived by the Lender; or

                     h) Change of Control. Any Change of Control of the Borrower or the Guarantor; or

                     i) Pre-Existing Condition. The discovery by the Lender during its continuing due diligence of the Borrower of a condition or event which existed at or prior to the execution hereof and which the Lender, in its reasonable discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of the Borrower, its Subsidiaries or Affiliates; or (ii) the ability of either the Borrower or the Lender to fulfill its respective obligations under this Agreement; or

                     j) Inability to Pay Debts. The Borrower or the Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

                     k) Unsatisfied Judgment. A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate after subtracting any amounts for which an insurer or indemnitor with a financial standing reasonably satisfactory to the Lender has assured liability in writing for discharge thereof shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                     l) Other Liens. The Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

                     m) Regarding FHA Mortgage Assets. Either: (i) the Borrower shall fail to maintain its status as an FHA Approved Mortgagee; or
           (ii) there shall have occurred any event, including without limitation, an amendment or modification of the Act, which would reasonably be likely to materially and adversely affect Lender's or Borrower's rights under the FHA Mortgage Insurance program or the Lender's ability to receive the proceeds of FHA Mortgage Insurance; or

                     n) Termination of Loan Documents. The applicable Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

                     o) Failure to Answer. The Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within five Business Days of such request.

                     Notwithstanding any other provision of this Section 8, any grace or notice period provided herein in respect of a notice to be given or action to be taken by the Lender may be shortened or eliminated by the Lender if, in its sole good faith discretion, it is reasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Assets or other securities involved, the extent and nature of any Event of Default (or events which with the giving of such notice and passage of time would constitute Events of Default) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

                     Section 9.  Remedies Upon Default.

                     (a) Upon the occurrence of one or more Events of Default other than those referred to in Section 8(d) (unless otherwise expressly waived in writing by the Lender), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in
Section 8(d), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding hereunder shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                     (b) Upon the occurrence of one or more Events of Default (unless otherwise expressly waived in writing by the Lender), the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

                     Section 10. No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

                     Section 11. Miscellaneous.

                     11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                     11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the applicable Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                     11.03  Indemnification and Expenses.

                     (a) The Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, and reasonable costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender (collectively "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrower agrees to hold the Lender harmless from and indemnify the Lender against all Costs with respect to Mortgage Assets relating to or arising out of any breach, violation or alleged breach of violation of any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Asset for any sum owing thereunder, or to enforce any provisions of any Mortgage Asset, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel (including all fees or disbursements incurred in any action or proceeding between the Borrower and the Lender or between the Lender and any third party). The Borrower hereby acknowledges that, notwithstanding the fact that the Borrower's obligations hereunder are secured by the Collateral, the obligation of the Borrower hereunder is a recourse obligation of the Borrower.

                     (b) The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a),
11.15 and 11.16 hereof.

                     11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

                     11.05 Successors and Assigns . This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                     11.06 Survival. The obligations of the Borrower under
Section 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                     11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

                     11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                     11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

                     11.10 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                     11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                     11.12 Acknowledgments. The Borrower hereby acknowledges that:

                     (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, and the other Loan Documents;

                     (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

                     (c) no joint venture exists between the Lender and the Borrower.

                     11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

                     11.14  Assignments; Participations.

                     (a) The Borrower may not assign any of its rights or obligations hereunder without the prior consent of the Lender. The Lender may not assign any of its rights or obligations hereunder other than to an Affiliate without the prior consent of the Borrower.

                     (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Loan, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the lender for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. Each Loan Party also agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 11.03 with respect to its participation in the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

                     (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that each such recipient shall have previously agreed in writing, to which the Borrower shall be a intended third party beneficiary, to protect the confidentiality of any confidential information concerning the Borrower and any of its Subsidiaries received by such recipient.

                     (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents necessary solely to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender.

                     11.15 Servicing.

                     The Borrower, as independent contract servicer, shall service and administer the Mortgage Assets in accordance with the terms and provisions set forth in Article V, VI, VII and VIII of the Whole Loan Agreement attached hereto as Exhibit H which sections are hereby incorporated in this Agreement in their entirety (with, however, the changes and adjustments as provided in this Agreement) as if the same were contained in this Section (such servicing provisions as incorporated and adjusted, the "Servicing Agreement").

                     With respect to the following provisions set forth in the Whole Loan Agreement attached hereto as Exhibit H, the Borrower shall service the Mortgage Assets as it is required to service "Mortgage Loans" thereunder and be subject to all of the obligations as required by the "Seller" pursuant to the Whole Loan Agreement and the Lender shall have all the rights as afforded the "Certificateholder" thereunder:

                     5.01      Seller to Act as Servicer.
                     5.02      Liquidation of Mortgage Loans.
                     5.03      Collection of Mortgage Loan Payments.
                     5.04 Establishment of Certificate Accounts; Deposits in Certificate Accounts.
                     5.05      Withdrawals from the Certificate Account.
                     5.06      Transfer of Accounts.
                     5.07      Maintenance of Hazard Insurance.
                     5.08      Fidelity Bond; Errors and Omissions Insurance.

                     5.09      Liquidation Reports.
                     5.10 Notification of Adjustments (to the extent the Mortgage Loans are Adjustable Rate Mortgage Loans).
                     6.01      Distributions.
                     6.02      Statements to the Certificateholders.
                     6.03      Advances by the Seller.
                     6.04      Prepayment Interest Shortfalls.
                     7.01      Assumption Agreements.
                     7.02      Satisfaction of Mortgages and Release of Mortgage
                               Files.
                     7.03      Servicing Compensation.
                     7.04      Annual Statement as to Compliance.
                     7.05 Annual Independent Certified Public Accountants' Servicing Report.
                     7.06      Certificateholders' Right to Examine Seller
                               Records.
                     8.01 Seller Shall Provide Access and Information as Reasonably Required.
                     8.02      Financial Statements.


                     Any cross references in Exhibit H in the sections listed above to other sections set forth in Exhibit H are likewise incorporated herein and made a part hereof.

                     To the extent any provision or definition set forth in Exhibit H shall conflict with any provision set forth in this Agreement, the provision or definition in this Agreement shall govern.

                     In addition, with respect to FHA Assets, the Borrower shall maintain and keep the FHA Mortgage Insurance in full force and effect throughout the term of this Agreement and discharge its obligations arising out of FHA Mortgage Insurance. The Borrower will service and administer the FHA Assets in accordance with the obligations of mortgagees under the Act and the applicable FHA Regulations thereunder and will discharge all obligations of the mortgagee under each FHA Asset including, paying all FHA insurance premiums, fees or charges, as required, and, subject to the right to assign the FHA Asset to the FHA will take all action reasonably necessary to preserve the lien of such Mortgage, including, the defense of actions to challenge or foreclose such lien.

                     The Borrower agrees that the Lender is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Assets (the "Servicing Records"); and the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Assets and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of the Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

                     The Borrower hereby agrees that upon the occurrence of an Event of Default (unless otherwise expressly waived in writing by the Lender), the Lender may terminate the Borrower as servicer and transfer servicing to the Lender's designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to effectuate the transfer of servicing to the designee of the Lender.

                     After the Funding Date, until the pledge of any Mortgage Asset is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of such Mortgage Asset and the Borrower will have no obligation or right to repossess such Mortgage Asset or substitute another Mortgage Asset, except as provided in the applicable Custodial Agreement.

                     The Borrower shall permit the Lender to inspect the Borrower's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower has the ability to service the Mortgage Assets as provided in this Loan Agreement.

                     11.16 Periodic Due Diligence Review .

                     The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Assets in the possession or under the control of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Assets. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender may make Loans to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Asset Tape and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Assets securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Asset. The Lender may underwrite such Mortgage Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Assets in the possession, or under the control, of the Borrower. The Borrower further agrees that the Borrower shall reimburse the Lender for any and all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.16.

                            [SIGNATURE PAGE FOLLOWS]

                     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                      BORROWER

                                      CITYSCAPE CORP.


                                      By /s/ Cheryl P. Carl
                                         Title:   Senior Vice President


                                      Address for Notices:

                                      565 Taxter Road
                                      Elmsford, New York 10523

                                      Attention: __________________
                                      Telecopier No.:  (914) 592-7060
                                      Telephone No.:  (914) 592-6677


                                      LENDER

                                      GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                      By /s/ John C. Anderson
                                         Title:   Senior Vice President


                                      Address for Notices:

                                      600 Steamboat Road
                                      Greenwich, Connecticut  06830
                                      Attention: Champ Meyercord
                                      Telecopier No.:  (203) 629-4640
                                      Telephone No.:  (203) 622-5617


                                      With a copy to:

                                      600 Steamboat Road
                                      Greenwich, Connecticut  06830
                                      Attention:  General Counsel
                                      Telecopier No.:  (203) 629-5718
                                      Telephone No.:  (203) 625-6065

                                                                      SCHEDULE 1


               REPRESENTATIONS AND WARRANTIES RE: MORTGAGE ASSETS



                             Part I. Eligible Assets

                     As to each Mortgage Asset included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined. With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Asset are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Asset shall be assigned a Collateral Value of zero:

(1) Mortgage Asset Schedule. The information set forth on the Mortgage Asset Schedule with respect to such Eligible Asset is true and correct as of the Funding Date in all material respects;

(2) Payments Current. As of the applicable Funding Date, no payment required under the Mortgage Asset is delinquent in excess of 29 days and thereafter no payment required under the Mortgage Asset is delinquent in excess of 59 days;

(3) Valid Lien. Each related Mortgage is a valid and enforceable first, second or third lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of such Eligible Asset, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(4) No Delinquent Taxes. To the best of the Borrower's knowledge there was no delinquent tax or assessment lien against any related Mortgaged Property;

(5) No Defenses. To the best of the Borrower's knowledge, there is no valid offset, defense or counterclaim to any related Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note;

(6) No Mechanics' Liens. To the best of the Borrower's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any related Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (11) below;


                                  Schedule 1-1

(7) Mortgaged Property Undamaged. To the best of the Borrower's knowledge, each related Mortgaged Property is free of material damage and is in good repair;

(8) Compliance With Applicable Laws. The origination of such Eligible Asset complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, relating to the origination of mortgage loans, and consummation by the Borrower of the transactions contemplated hereby will not involve the violation of any such laws;

(9) No Modifications. Neither the Borrower nor any prior holder of any related Mortgage has modified such Mortgage in any material respect (except that such an Eligible Asset may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Lender and which has been delivered to the Custodian); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage except for the subordination of a Mortgage securing a Mortgage Loan, with respect to which the related superior lien was released in connection with the refinancing of the mortgage loan relating to such superior lien; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto except as has been disclosed to Lender prior to Funding Date, in which case a copy of such modification agreement will have been delivered to the Borrower and the Custodian;

(10) Title Insurance. Except with respect to High-LTV Assets, a lender's policy of title insurance together with a condominium endorsement, if applicable, and extended coverage endorsement and, if applicable, an adjustable rate mortgage endorsement in an amount at least equal to the principal balance as of the related Funding Date of each such Eligible Asset or a commitment (binder) to issue the same was effective on the date of the origination of such Eligible Asset, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to FNMA or FHLMC and in a form acceptable to FNMA or FHLMC, which policy insures the Borrower and successor owners of indebtedness secured by the insured related Mortgage, as to the first, second or third priority lien of such Mortgage; to the best of the Borrower's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of such Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(11) Origination. Such Eligible Asset was originated by the Borrower or, if not originated by the Borrower, was purchased by the Borrower and, in either case, was underwritten substantially in accordance with the Underwriting Guidelines then in effect;

(12) No Encroachments. To the best of the Borrower's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such Mortgaged Property unless the applicable title insurance policy for such Mortgaged Property affirmatively insures against loss or damage by reason of any encroachment that is disclosed or would have been disclosed by an accurate survey;


                                  Schedule 1-2

(13) Occupancy. To the best of the Borrower's knowledge, no improvement located on or being part of related Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Borrower's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and to the best of the Borrower's knowledge, such Mortgaged Property was lawfully occupied under applicable law at origination and is lawfully occupied under applicable law;

(14) Doing Business. To the best of the Borrower's knowledge, all parties which have had any interest in any related Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (2)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

(15) Mortgage Documents Genuine. The related Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms and with applicable laws except to the extent that the enforceability thereof may be limited by (a) federal or state bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally and (b) the availability of the remedy of specific performance and injunctive and other forms of equitable relief and by the discretion of the court before which any proceeding therefor may be brought. All parties to the related Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage and such Mortgage Note and such Mortgage have been duly and properly executed by such parties;

(16) Full Disbursement of Proceeds. The proceeds of such Eligible Asset have been fully disbursed, except in certain circumstances relating to SM/MU Assets where Borrower has held back amounts until improvements to property have been made, such amounts so withheld will in no case be in excess of $10,000, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording such Eligible Assets were paid;

(17) Customary Provisions. The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including, (i) if such Mortgage is designated as a deed of trust, by trustee's sale and
           (ii) otherwise by judicial foreclosure;

(18) Deeds of Trust. With respect to any related Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by, the Lender to the trustee under the deed of trust, except in connection with a trustees sale after default by the related Mortgagor;


                                  Schedule 1-3

(19) Form of Documents. The related Mortgage Note and the related Mortgage is in substantially the form attached as Exhibit I hereto with such revisions as are necessary to comply with applicable state law;

(20) Escrow Payments. There exist no deficiencies with respect to escrow deposits and payments, if such are required by the related Mortgage or Mortgage Note, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Borrower have been capitalized under the related Mortgage or the related Mortgage Note;

(21) Collection Practices. The collection practices used by the Borrower with respect to such Eligible Asset have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business with respect to mortgage loans similar to such Eligible Asset;

(22) No Additional Collateral. The related Mortgage Note is not secured by any collateral, pledged account or other security except for the lien of the related Mortgage and certain personalty relating thereto or a third party guaranty. In addition, certain financing statements may have been filed with respect to the fixtures or furniture contained in the property securing an SM/MU Asset;

(23) No Shared Appreciation; No Contingent Interests. Such Eligible Asset does not have a shared appreciation feature, or other contingent interest feature;

(24) Due on Sale. Such Eligible Asset contains a "due-on-sale" clause unless prohibited by applicable law;

(25) Hazard Insurance. The improvements upon the related Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of (i) the minimum amount required to compensate for damage or loss on a replacement cost basis, (ii) the outstanding principal balance of the related Eligible Asset or (iii) the maximum allowed. All individual insurance policies and flood policies referred to in clause (27) below contain a standard mortgagee clause naming the Borrower or the original mortgagee, and its successors in interest, as mortgagee, and the Borrower has received no notice that any premiums due and payable thereon have not been paid; the related Mortgage obligates the related Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(26) Flood Insurance. If the related Mortgaged Property is in a Federal Flood Hazard Zone, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Eligible Asset, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;


                                  Schedule 1-4

(27) No Condemnation. To the best of the Borrower's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement except for normal wear and tear;

(28) No Defaults. As of the applicable Funding Date, the scheduled monthly payment for the Mortgage Asset is no more than 29 days delinquent. Except with respect to any delinquent scheduled payment which is not more than 59 days delinquent as of the date of determination, to the best of Borrower's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note that would have a material adverse effect on the value of the related Mortgage Asset; and, the Borrower has not waived any default, breach, violation or event of acceleration;

(29) Type of Mortgaged Property. The related Mortgaged Property is improved by either (i) a one- to four-family residential dwelling, including condominium units, dwelling units in PUDs and manufactured housing, which, to the best of the Borrower's knowledge, does not include cooperatives and does not constitute other than real property or personalty related to the Mortgaged Property under state law or
           (ii) a small residential multi-family residence and mixed-use structure;

(30) Servicing. Unless otherwise specified in the related Request for Borrowing, each Eligible Asset is being serviced by the Borrower;

(31) No Future Advances. There is no obligation on the part of the Borrower or any other party under the terms of the related Mortgage or related Mortgage Note to make payments in addition to those made to the related Mortgagor;

(32) Consolidation of Future Advances. Any future advances made prior to the related Funding Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Asset Schedule. The consolidated principal amount does not exceed the original principal amount of such Eligible Asset. The related Mortgage Note does not permit or obligate the Borrower to make future advances to the related Mortgagor at the option of the Mortgagor;

(33) No Assessments. To the best of the Borrower's knowledge, there are no defaults in complying with the terms of the Mortgage that would have a Material Adverse Effect on the value of the related Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that would have a Material Adverse Effect on the value of the related Mortgage Loan which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid. The Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the related Mortgagor, directly or indirectly, for the payment of any amount required by the related Mortgage except for (A) payments in the nature of escrow payments, including without limitation, taxes and insurance payments, and (B) interest accruing from the date of the related Mortgage Note or date of disbursement of the related Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;


                                  Schedule 1-5

(34) Application of Proceeds. All amounts received with respect to such Eligible Assets to which the Lender is entitled have been transferred to the Lender;

(35) Underwriting. Such Eligible Asset was underwritten in accordance with the Borrower's underwriting guidelines no less stringent than the Underwriting Guidelines; provided, however, that from time to time the Borrower may propose reasonable changes to such Underwriting Guidelines and with Lender's written consent thereto (which consent shall not be unreasonably withheld), may amend such Underwriting Guidelines;

(36) Appraisal. The related Mortgage File contains an appraisal of the related Mortgaged Property signed by an appraiser which meets the minimum FNMA or FHLMC requisite qualifications for appraisers, duly appointed by the originator, who had no interest, direct or indirect in the related Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Eligible Asset; the appraisal is in a form acceptable to FNMA and FHLMC, with such riders as are acceptable to FNMA or FHLMC, as the case may be, and satisfies the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

(37) No Graduated Payments; No Buydowns; No Convertible Mortgage Assets. Unless otherwise specified in the related Request for Borrowing, such Eligible Asset is not a graduated payment mortgage loan or a growing equity mortgage loan, nor is such Eligible Asset subject to a temporary buydown or similar arrangement. If the Eligible Asset has an adjustable rate, it is not convertible at the option of the related Mortgagor to a fixed rate mortgage loan;

(38) No Subordinate Liens at Origination. With respect to such Eligible Asset, no loan junior in lien priority to such Eligible Asset and secured by the related Mortgaged Property was originated by the Borrower at the time of origination of such Eligible Asset unless specifically set forth on the Request for Borrowing and expressly approved by the Lender;

(39) Environmental Matters. To the best of Borrower's knowledge at origination either (i) the related Mortgaged Property was not located within a 1 mile radius of any site with environmental or hazardous waste of which the Borrower had actual knowledge, or (ii) as to any related Mortgaged Property located within a 1 mile radius of any site as to which the Borrower has actual knowledge of environmental or hazardous waste, the related Eligible Asset was reviewed in accordance with the Borrower's established environmental review procedures;

(40) No Fraud. To the best of the Borrower's knowledge, no error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any person in connection with the origination of any Eligible Asset; and

(41) Ownership. The Borrower is the sole owner of record and holder of the Mortgage Asset; (ii) the Mortgage Asset is not assigned or pledged (other than as contemplated under the Loan Agreement), and the Borrower has good indefeasible and marketable title thereto, and has full right to transfer and pledge the Mortgage Asset therein to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to pledge and assign each Mortgage Asset pursuant to this Loan Agreement.


                                  Schedule 1-6

                  Part II. Eligible Home Equity Mortgage Assets

                     As to each Home Equity Mortgage Asset and each Home Improvement Asset included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (in addition to the representations and warranties set forth in Part I of this Schedule 1). With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Asset are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Asset shall be assigned a Collateral Value of zero:


                               Conformance With Underwriting Guidelines.
                     Borrower represents and warrants to Lender with respect to each Home Equity Mortgage Asset consisting of an interest in a residential property in a pool of Eligible Assets that each such Eligible Asset shall have been originated in conformity with and meets, as of the Funding Date, underwriting guidelines no less stringent than those specified in Exhibit E attached hereto; provided, however, that from time to time the Borrower may propose reasonable changes to such Underwriting Guidelines and with Lender's written consent thereto (which consent shall not be unreasonably withheld), may amend such Underwriting Guidelines.

                               Non Insured Home Improvement Assets. With
                     respect to Each home Improvement Asset which is not an FHA insured Mortgage Asset:

                               (i) Each Home Improvement Asset was originated or
                     acquired and underwritten by the Borrower in accordance with the underwriting criteria established by the Borrower for its Home Improvement Assets which are not insured by FHA as specified in Exhibit E attached hereto;

                               (ii) The related Mortgage Note and, if
                     applicable, the related Mortgage are on forms acceptable to the Borrower;

                               (iii) With respect to each Home Improvement Asset
                     originated by a dealer or contractor, the Borrower is in possession of the completion certificate for the related improvement for the Home Improvement Asset.


                                  Schedule 1-7

                    Part III. Eligible SM/MU Mortgage Assets

                     As to each SM/MU Mortgage Asset included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (in addition to the representations and warranties set forth in Part I of this Schedule 1). With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Asset are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Asset shall be assigned a Collateral Value of zero:

           Conformance With Underwriting Guidelines. Borrower represents and warrants to Lender with respect to each SM/MU Asset consisting of a small multi-family residence/mixed-use property in a pool of Eligible Assets that each such SM/MU Asset shall have been originated in conformity with and meets underwriting guidelines no less stringent than those specified in Exhibit E attached hereto; provided, however, that from time to time, the Borrower may propose reasonable changes to such Underwriting Guidelines and with Lender's written consent thereto (which consent shall not be unreasonably withheld), as a further condition to the pledge of SM/MU Assets.


           Non Insured Home Improvement Assets. With respect to Each home Improvement Asset which is not an FHA insured Mortgage Asset:

                     (i) Each Home Improvement Asset was originated or acquired and underwritten by the Borrower in accordance with the underwriting criteria established by the Borrower for its Home Improvement Assets which are not insured by FHA as specified in Exhibit E attached hereto;

                     (ii) The related Mortgage Note and, if applicable, the related Mortgage are on forms acceptable to the Borrower;

                     (iii) With respect to each Home Improvement Asset originated by a dealer or contractor, the Borrower is in possession of the completion certificate for the related improvement for the Home Improvement Asset.


                                  Schedule 1-8

                          Part IV. Eligible FHA Assets

                     As to each Home Improvement Mortgage Asset insured by the FHA included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (in addition to the representations and warranties set forth in Part I of this
Schedule 1). With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Asset are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Asset shall be assigned a Collateral Value of zero:

(1) FHA Approved. The Borrower is an FHA Approved Mortgagee in good standing to service mortgages and has not been suspended as a mortgagee or servicer by the FHA.

(2) Title I Home Improvement Assets. With respect to Home improvement Assets which are Title I Home Improvement Assets, the Borrower has complied and shall comply with the applicable provisions of the National Housing Act, as amended and supplemented, all rules and regulations issued thereunder, and all administrative publications published pursuant thereto including all FHA requirements for FHA Title I loans.

(3) Compliance of Term. The amount and the original term to maturity of each Home Improvement Asset comply with the FHA Regulations at the time of origination unless the requirements with respect to such Home Improvement Asset are specifically waived by HUD with respect to such Home Improvement Asset;

(4) Underwriting Guidelines. Each Home Improvement Asset was originated or acquired and underwritten by the Borrower in accordance with the underwriting criteria established by the Borrower, the FHA and HUD for FHA Title I loans;

(5) Meets Title I Criteria. Each Home Improvement Asset (i) is an FHA Title I property improvement loan (as defined in 24 CFR Section 201.2(aa)) underwritten by the Borrower or an entity which at the time of origination was a lender approved by the FHA for participation in the programs under Title I of the National Housing Act, in accordance with the FHA requirements for the Title I loan program as set forth in 24 CFR Parts 201 and 202, and is the subject of FHA insurance, (ii) was originated and underwritten in accordance with applicable FHA requirements, and (iii) was made to provide financing for eligible home improvements for a residential dwelling;

(6) FHA Acceptable Forms. The related Mortgage Note and, if applicable, the related Mortgage are on forms acceptable to FHA;

(7) FHA Insured. The Home Improvement Asset was originated and has been serviced in a manner such that the Loan will be eligible for the maximum amount of insurance made available by the FHA pursuant to Title I of the National Housing Act (subject to the aggregate limitation on the amount of FHA insurance available for the Borrower), without any right of offset, counterclaim or any other defense by the FHA. The Borrower has reported the


                                  Schedule 1-9
           origination of the Mortgage Asset to the FHA and has obtained or shall obtain a case number for the Mortgage Asset from the FHA;

(8) Completion Certificate. With respect to each Home Improvement Asset originated by a dealer or contractor, the Borrower is in possession of the completion certificate for the related improvement as required by FHA for the Home Improvement Asset;

(9) FHA Insurance Reserves. Borrower has or will cause an amount of FHA Insurance Reserves with respect to the Home Improvement Assets equal to 10% of the outstanding principal balance of such Mortgage Assets as of the related Funding Date to be transferred or approved for transfer on or prior to the related Funding Date to the Lender's account maintained by the FHA; and

(10) Insurance Premiums Paid. No FHA insurance premiums are due and unpaid, and all such premiums for subsequent periods shall be timely paid.


                                 Schedule 1-10

                                                                      SCHEDULE 2


                        FILING JURISDICTIONS AND OFFICES


                               Elmsford, New York,
                                State of New York


                                  Schedule 2-1

                                                                      SCHEDULE 3


                            LIST OF SETTLEMENT AGENTS


                                  Schedule 3-1

                                                                      SCHEDULE 4


                   AUTHORIZED REPRESENTATIVES OF THE BORROWER


                                  Schedule 4-1

                                                                       EXHIBIT B

                          [FORM OF CUSTODIAL AGREEMENT]


                         (stored as a separate document)

                                                                       EXHIBIT C

                    [FORM OF OPINION OF COUNSEL TO BORROWER]


                                     (date)

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Dear Sirs and Mesdames:

                     You have requested [our] [my] opinion, as counsel to Cityscape Corp., a New York corporation (the "Borrower"), with respect to certain matters in connection with that certain Master Loan and Security Agreement, dated as of January 1, 1997 (the "Loan and Security Agreement"), by and between the Borrower and Greenwich Financial Products, Inc. (the "Lender"), being executed contemporaneously with a Promissory Note dated _____ __, 1997 from the Borrower to the Lender (the "Note"), a Custodial Agreement, dated as of January 1, 1997 (the "Custodial Agreement"), by and among the Borrower, First Trust National Association (the "Custodian"), and the Lender. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement.

                     [We] [I] have examined the following documents:

                     1.        the Loan and Security Agreement;

                     2.        the Note;

                     3.        Custodial Agreement;

                     4. unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming the Borrower as Debtor and the Lender as Secured Party and describing the Collateral (as defined in the Loan and Security Agreement) as to which security interests may be perfected by filing under the Uniform Commercial Code of the States listed on Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

                     5. the reports listed on Schedule 2 as to UCC financing statements (collectively, the "UCC Search Report"); and

                     6. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

                     To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Borrower contained in the Loan and Security Agreement. [We] [I] have assumed (other than with respect to the Borrower) the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

                     Based upon the foregoing, it is [our] [my] opinion that:

                     1. The Borrower is a New York corporation duly organized, validly existing and in good standing under the laws of New York and is qualified to transact business in, and is in good standing under, the laws of the state of New York.

                     2. The Borrower has the corporate power to engage in the transactions contemplated by the Loan and Security Agreement, the Note, and the Custodial Agreement and all requisite [corporate] power, authority and legal right to execute and deliver the Loan and Security Agreement, the Note, and the Custodial Agreement and observe the terms and conditions of such instruments. The Borrower has all requisite corporate power to borrow under the Loan and Security Agreement and to grant a security interest in the Collateral pursuant to the Loan and Security Agreement.

                     3. The execution, delivery and performance by the Borrower of the Loan and Security Agreement, the Note, and the Custodial Agreement, and the borrowings by the Borrower and the pledge of the Collateral under the Loan and Security Agreement have been duly authorized by all necessary corporate action on the part of the Borrower. Each of the Loan and Security Agreement, the Note and the Custodial Agreement have been executed and delivered by the Borrower and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Borrower, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Assets.

                     4. No consent, approval, authorization or order of, and no filing or registration with, any court or governmental agency or regulatory body is required on the part of the Borrower for the execution, delivery or performance by the Borrower of the Loan and Security Agreement, the Note and the Custodial Agreement or for the borrowings by the Borrower under the Loan and Security Agreement or the granting of a security interest to the Lender in the Collateral, pursuant to the Loan and Security Agreement.

                     5. The execution, delivery and performance by the Borrower of, and the consummation of the transactions contemplated by, the Loan and Security Agreement, the Note and the Custodial Agreement do not and will not (a) violate any provision of the Borrower's charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which it is bound or to which it is subject, or (except for the Liens created pursuant to the Loan and Security Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

                     6. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Borrower which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Borrower or in any material impairment of the right or ability of the Borrower to carry on its business substantially as now conducted or in any material liability on the part of the Borrower or which would draw into question the validity of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage

Assets or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Borrower to perform under the terms of the Loan and Security Agreement, the Note, the Custodial Agreement or the Mortgage Assets.

                     7. The Loan and Security Agreement is effective to create, in favor of the Lender, a valid security interest under the Uniform Commercial Code in all of the right, title and interest of the Borrower in, to and under the Collateral as collateral security for the payment of the Secured Obligations (as defined in the Loan and Security Agreement), except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Collateral in which the Borrower acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Borrower may be limited by Section 552 of the Bankruptcy Code.

                     8. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Borrower, the security interest referred to in paragraph 7 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Borrower therein, in the Mortgage Asset evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

                     9. (a) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on
Schedule 1 attached hereto, the security interests referred to in paragraph 8 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                        (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

                     10. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.

                     11. The Borrower is duly registered as a [____________] in each state in which Mortgage Assets were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Mortgage Asset unenforceable or would materially and adversely affect the ability of the Borrower to perform any of its obligations under, or the enforceability of, the Loan Documents.

                     12. Assuming that all other elements necessary to render a Mortgage Asset legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Mortgage Asset (including completion of the entire Mortgage Asset fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Mortgage Asset (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Mortgage Asset, nothing in the forms of such Mortgage Assets, as attached hereto as Exhibit A, would render such Mortgage Assets other than legal, valid, binding and enforceable.

                     13. Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Mortgage Asset fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Mortgage Assets attached hereto as Exhibit A are in sufficient compliance with New York law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.

                                Very truly yours,

                                                                       EXHIBIT E

    UNDERWRITING GUIDELINES FOR HOME EQUITY LOANS AND HOME IMPROVEMENT LOANS

            (on file with Greenwich Capital Financial Products, Inc.)

                                                                       EXHIBIT F

                    UNDERWRITING GUIDELINES FOR SM/MU ASSETS

            (on file with Greenwich Capital Financial Products, Inc.)

                                                                       EXHIBIT G


                   UNDERWRITING GUIDELINES FOR HIGH LTV ASSETS


            (on file with Greenwich Capital Financial Products, Inc.)

                                                                       EXHIBIT H

                              WHOLE LOAN AGREEMENT

                                                                       EXHIBIT K

                       FORM OF BORROWING BASE CERTIFICATE

                                                                       EXHIBIT L



                            DOCUMENT EXCEPTION CODES

ASMP                  ASSUMPTION AGREEMENT

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     5500             Assumption agreement is missing

     5501             Assumption agreement is not recorded

     5502             Copy of assumption is unrecorded

     5504             Assumption is missing borrower signature

     5505             Copy of recorded assumption

ASSC                  CORPORATE ASSIGNMENT

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     2500             Assignment is missing                                                    F

     2504             Assignee is missing or incorrect

     2508             Recording information is missing or does not agree with DOT

     2509             Notary information is missing

     2510             Name of issuer is missing or incorrect                                   F

     2513             Legal description is missing or does not agree with DOT                  F

     2515             Authorized signature is missing                                          F

     2529             Assignment is a copy - unrecorded

     2530             Original assignment - unrecorded

     2531             Unexecuted copy in file - original out for signature

     2534             Uncertified copy of a recorded Assignment                                F

ASSN                  INTERIM ASSIGNMENT

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     2600             Interim assignment is missing                                            F

     2604             Assignee is missing or does not agree with endorsement

     2608             Recording information or legal description is missing or does not agree with DOT

     2609             Notary information is missing or incorrect

     2610             Name of issuer is missing or incorrect                                   F

     2616             Authorized signature is missing                                          F

     2617             Interim assignment is a company certified copy

     2619             Copy of recorded interim assignment

     2620             Document is a copy - unrecorded                                          F

     2621             Original unrecorded interim assignment

DOFT                  DEED OF TRUST

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     3102             Recording information is incomplete

     3103             Date does not agree with note                                            F

     3106             Beneficiary is missing or does not agree with note                       F

     3107             County of property does not match county recorded in

     3108             Legal description is missing                                             F

     3109             Loan amount is missing or does not agree with note                       F

     3111             Deed of Trust/Mortgage is missing                                        F

     3113             Notary information is missing or incorrect

     3115             Rider(s) references herein not attached                                  F

     3116             Rider does not have original signature(s)

     3119             Document has "white cuts" no borrower initials                           F

     3120             Interest rate is missing or does not agree with schedule

     3122             Paid amount does not agree with note

     3124             Date of first payment is missing or does not agree with schedule

   DOFT               DEED OF TRUST
  ------------------------------------------------------------------------------------------------------------
   EXCEPTION #        DESCRIPTION                                                              FATAL EXCEPTION
  ------------------------------------------------------------------------------------------------------------
     3125             Date of last payment is missing or does not agree with schedule

     3128             Property address does not match schedule                                 F

     3129             Rider to DOFT is not recorded

     3130             Deed of Trust/Mortgage is not recorded

     3131             Mortgage amount does not match schedule

     3134             Mortgage amount written and numeric do not match

     3135             Document missing borrower(s) signature                                   F

     3136             Copy of ARM rider is unrecorded

     3138             Copy of 1-4 family rider is unrecorded

     3140             Copy of CONDO rider is unrecorded

     3142             Copy of PUD rider is unrecorded

     3144             Copy of BALLOON rider is unrecorded

     3146             Copy of recorded ARM rider                                               F

     3147             Copy of recorded 1-4 family rider                                        F

     3148             Original CONDO rider - unrecorded

     3149             Copy of recorded CONDO rider                                             F

     3150             CONDO rider is missing borrower signature                                F

     3151             Missing PUD rider                                                        F

     3152             Original PUD rider - unrecorded

     3153             Copy of recorded PUD rider                                               F

     3154             Copy of recorded BALLOON rider                                           F

     3181             Copy of recorded Mortgage                                                F

     3182             Missing ARM rider                                                        F

     3183             Original ARM rider - unrecorded

     3184             ARM rider is missing borrower signature                                  F

     3185             Missing 1-4 family rider                                                 F

     3186             Original 1-4 family rider - unrecorded

     3187             1-4 family rider is missing borrower signature                           F

     3188             Missing CONDO rider                                                      F

     3189             PUD rider is missing borrower signature                                  F

DOFT                  DEED OF TRUST

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     3190             Missing BALLOON rider                                                    F

     3191             Original BALLOON rider - unrecorded

     3192             BALLOON rider is missing borrower signature                              F

     3195             Deed of Trust/Mortgage is a copy                                         F

     3197             Deed of Trust/Mortgage is a cc'd copy

MOD                   MODIFICATION AGREEMENT

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     5800             MOD is missing                                                           F

     5801             MOD is original - unrecorded

     5802             MOD is a copy                                                            F

     5804             MOD is missing borrower signature                                        F

     5805             Copy of recorded MOD                                                     F

NOTE                  NOTE

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     3700             Note is missing                                                          F

     3703             Note amount is missing or does not agree with schedule                   F

     3704             Date of last payment is missing or doesn't agree with schedule

     3705             Interest rate is missing or does not agree with schedule

     3706             PU is missing or does not agree with schedule

     3707             Date of first payment is missing or does not agree with schedule

     3708             Mortgagor name is missing or does not agree with schedule                F

     3709             Loan amount, alpha and numeric do not agree

     3711             Interest rate, alpha and numeric do not agree

     3712             PU, alpha and numeric do not agree

     3716             Endorsements are missing                                                 F

NOTE                  NOTE

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     3718             Property address is missing or does not agree with schedule              F

     3719             Endorsements are incorrect                                               F

     3720             Note is incomplete (see text for details)                                F

     3721             Note is a copy                                                           F

     3722             Note has "white out" no borrower initials                                F

     3723             Endorsement(s) missing authorized signature                              F

     3724             Lost note affidavit with copy of note

     3725             Incorrect note in file                                                   F

     3728             Lost note affidavit - no note copy                                       F

PACT                  PARTICIPATION CERTIFICATE

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------

     3800             Participation certificate is missing                                     F

PMI                   PRIVATE MORTGAGE INSURANCE

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     4000             PMI is missing

     4012             Authorized signature is missing

     4014             PMI is a copy

POFA                  POWER OF ATTORNEY

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     4100             Power of attorney is missing                                             F

     4104             Power of attorney is a copy                                              F

     4105             Power of attorney is original - unrecorded

     4107             Recorded Power of attorney is a copy

SECA                  SECURITY AGREEMENT

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     4800             Security agreement is missing                                            F

STCT                  STOCK CERTIFICATE

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     9030             Stock certificate is missing                                             F

TPOL                  TITLE POLICY

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     4900             Title policy is missing                                                  F

     4902             Amount of insurance does not match deed                                  F

     4904             Name of insured is not the beneficiary of its assigns                    F

     4905             Vesting information does not match deed                                  F

     4906             Sch A - mortgage description has incorrect mortgage amount               F

     4907             Sch A - mortgage description has incorrect date of mortgage              F

     4908             Sch A - mortgage description has incorrect trustor

     4909             Sch A - mortgage description has incorrect trustee                       F

     4910             Sch A - mortgage description has incorrect beneficiary                   F

     4911             Sch A - mortgage description has incorrect recording date

TPOL                  TITLE POLICY

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------
     4912             Sch A - mortgage description has incorrect recording data

     4913             Sch A - mortgage description has incorrect assignment information
                      (if shown)                                                               F

     4915             Legal description does not match deed                                    F

     4916             Schedule B parts I and II are missing                                    F

     4920             Title policy is missing authorized signature                             F

     4921             Endorsement(s) to policy is missing signature                            F

     4923             Schedule A is missing                                                    F

     4925             Title policy is missing cover                                            F

     4926             Date of Title policy (see text for details)

     4933             Title policy is missing recording information

     4934             Document is a commitment/preliminary report                              F

     4935             Title policy is a copy                                                   F

XCON                  EXTENSION & CONSOLIDATION & MODIFICATION

Exception #           Description                                                              Fatal Exception
-----------           -----------                                                              ---------------

     5600             Original extension/consolidation - unrecorded

     5601             XCON is a copy                                                           F

     5602             XCON is missing                                                          F

                                     ANNEX I

                        NON-PERFORMING LOAN SUBLINE TERMS

The Borrower and the Lender agree that notwithstanding and in addition to the terms of the Agreement, the following terms and conditions apply:


Eligible Collateral:                      The Mortgage Assets listed on
                                          Schedule 5 to the Agreement.


Applicable Collateral
Percentage:                               50% of the aggregate outstanding
                                          principal balance of the Eligible
                                          Collateral as of the Business Day
                                          prior to the Funding Date.

Applicable Margin:                        2.50% per annum.

Funding Date:                             November 24, 1997

Custody:                                  Pursuant to First Trust Custodial
                                          Agreement

Application of Obligor
  Interest Payments: In addition to application of Mortgagor principal payments to reduction of principal balance of this Subline in accordance with Section 2.06, interest received from
                                          Mortgagors on the Eligible Collateral,
                                          to the extent such interest is in
                                          excess of the interest due on this
                                          Subline pursuant to Section 2.05,
                                          shall be applied to reduction of the
                                          principal balance of this Subline.

Non-Revolving Subline:                    Principal amounts repaid under this
                                          Subline may not be reborrowed.

Other Provisions:                         All other provisions of the Agreement
                                          shall be applicable to this Subline to
                                          the extent such provisions are not
                                          inconsistent with this Annex I.

                                    ANNEX II

                             WET LOAN SUBLINE TERMS

The Borrower and Lender agree that notwithstanding and in addition to the terms of the Agreement, the following terms and conditions shall apply:


Eligible Collateral:                      Home Equity Mortgage Asset and High
                                          LTV Assets other than purchase money
                                          mortgage loans.

Applicable Collateral                     The least of (a) 85%, (b) the
Percentage:                               Applicable Collateral Percentage set
                                          forth in the Agreement for the related
                                          Mortgage Asset, and (c) with respect
                                          to any High LTV Asset to be funded
                                          under this Subline for which no FICO
                                          score has been communicated by the
                                          Borrower to the Wet Loan Custodian,
                                          70%.

Initial                                   To be mutually agreed upon between
Draw Date:                                Lender and Borrower following Lender's
                                          due diligence of the Wet Loan
                                          Custodian and formal approval of
                                          Lender's Credit Department.

Wet Loan Custodian:                       CoreStates Bank, N.A. pursuant to the
                                          Wet Loan Custodial Agreement.

Wet Loan Custodial
Agreement:                                A custodial agreement among Lender,
                                          Borrower and CoreStates Bank, N.A.
                                          dated as of November 24, 1997.

Funding Account:                          The account held by the Wet Loan
                                          Custodian entitled CoreStates Bank,
                                          N.A., as agent for Greenwich Capital
                                          Financial Products, Inc. Amounts
                                          returned to the Funding Account shall
                                          be applied to the prepayment of the
                                          Loans in accordance with the Wet Loan
                                          Custodial Agreement.

Maximum Subline:                          $30,000,000

Procedures for Borrowing:           1.    Not later than the Business Day prior
                                          to the related Funding Date, the
                                          Borrower will provide the Lender with
                                          a good faith estimate of the Mortgage
                                          Assets to be funded under this Subline
                                          on the related Funding Date.

                                    2.    Not later than the related Funding
                                          Date:

                                          (a)  The Borrower will deliver and
                                               release to the Wet Loan Custodian
                                               the original Mortgage Note and
                                               all intervening endorsements for
                                               all Mortgage Assets to be funded.

                                          (b)  Borrower will deliver to the
                                               Lender the "Green Line Inventory
                                               Report" listing the Mortgage
                                               Assets to be funded.

                                          (c)  Borrower will input wire
                                               instructions to the applicable
                                               Settlement Agents on the Wet Loan
                                               Custodian's cash management
                                               system.

                                    3.    On the related Funding Date:

                                          (a)  The Wet Loan Custodian, as
                                               Funding Agent for the Lender,
                                               will fund the Settlement Agents
                                               from the Funding Account (with
                                               any amount above the Applicable
                                               Collateral Percentage being
                                               funded out of a Borrower account
                                               held by the Wet Loan Custodian)
                                               pursuant to wire instructions
                                               input by the Borrower, provided
                                               Procedure #2 above has been
                                               satisfied.

                                          (b)  The Wet Loan Custodian will fax
                                               to the Lender by 4:00 p.m., New
                                               York City time, a "Daily
                                               Transaction Report" listing all
                                               Mortgage Assets to be funded on
                                               the related Funding Date and a
                                               Trust Receipt stating that the
                                               Wet Loan Custodian is holding in
                                               trust for the Lender the original
                                               Mortgage Note and all intervening
                                               endorsements for each such
                                               Mortgage Asset.

                                    4.    Not later than three (3) Business Days
                                          following the related Funding Date,
                                          the Borrower will deliver and release
                                          to the Wet Loan Custodian a complete
                                          Mortgage File for each Mortgage Asset
                                          funded on the related Funding Date (so
                                          that each such Mortgage Asset shall
                                          qualify as a "Dry Mortgage Asset" as
                                          defined below) in accordance with the
                                          terms of the Agreement.

                                    5.    Not later than four (4) Business Days
                                          following the related Funding Date,
                                          the custodial division of the Wet Loan
                                          Custodian will deliver to the Lender a
                                          Trust Receipt stating that it is
                                          holding all Mortgage Loan Documents as
                                          defined in the Wet Loan Custodial
                                          Agreement together with a Mortgage
                                          Asset Schedule and Exception Report
                                          with respect to each Mortgage Asset
                                          funded on the related Funding Date in
                                          accordance with the terms and
                                          conditions of the Wet Loan Custodial
                                          Agreement.

Applicable Collateral               In the event the Borrower has not
Percentage Reduction:               delivered a complete Mortgage File for
                                    a Mortgage Asset within four (4)
                                    Business Days of the related Funding
                                    Date, the Applicable Collateral
                                    Percentage for such Mortgage Asset
                                    will be reduced to 50%. In the event
                                    the Borrower has not delivered a
                                    complete Mortgage File for a Mortgage
                                    Asset within seven (7) Business Days
                                    of the related Funding Date, the
                                    Applicable Collateral Percentage will
                                    be reduced to 0%. After December 31,
                                    1997, the Applicable Collateral
                                    Percentage will be reduced to 0%.



Additional Representations
  and Warranties:                   As to each Mortgage Asset included in
                                    the Borrowing Base on a Funding Date
                                    (and the related Mortgage, Mortgage
                                    Note, Assignment
                                    of Mortgage and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined. With respect to any representations and warranties made to the best of the Borrower's knowledge, in the event that it is discovered that the circumstances with respect to the related Mortgage Asset are not accurately reflected in such representation and warranty notwithstanding the knowledge or lack of knowledge of the Borrower, then, notwithstanding that such representation and warranty is made to the best of the Borrower's knowledge, such Mortgage Asset shall be assigned a Collateral Value of zero:

                                    (a)   The Borrower has in its possession an
                                          effective Insured Closing Letter
                                          covering each Settlement Agent to be
                                          used in connection with such funding
                                          or evidence of an errors and omissions
                                          insurance policy acceptable to Lender
                                          in effect with such Settlement Agent.

                                    (b)   The escrow instructions for each
                                          Mortgage Asset to be funded under this
                                          Subline advise the Settlement Agent
                                          that the Settlement Agent will be
                                          holding the funds in trust for the
                                          Lender and will instruct the
                                          Settlement Agent to return any funds
                                          as a result of "defundings" to the
                                          Funding Account.

                                    (c)   The Settlement Agent has been notified
                                          and instructed, as part of an escrow
                                          instruction letter delivered to such
                                          Settlement Agent by the Borrower, as
                                          follows (and has agreed to act in
                                          accordance therewith):

                                          "The funds to be used for closing this
                                          transaction may be provided via wire
                                          transfer from First Trust National
                                          Association (the "Custodian") on
                                          behalf of Greenwich Capital Financial
                                          Products, Inc. (the "Lender"). You are
                                          to hold the closing funds in trust for
                                          the Custodian for the benefit of the
                                          Lender until such time as the funds
                                          are disbursed in accordance with the
                                          escrow instructions.

                                          If the mortgage loan is not funded by
                                          the close of business on the business
                                          day on which you receive the closing
                                          funds, you should contact Cityscape
                                          Corp. ("Cityscape") immediately for
                                          instructions as to whether to hold the
                                          funds for a rescheduled funding on the
                                          next business day or to return the
                                          funds to the Lender. If, by [2:00
                                          p.m.], New York City time, on the
                                          business day after the initial
                                          scheduled closing date, you have not
                                          received instructions from Cityscape
                                          to hold the funds for a rescheduled
                                          closing, you should return the funds
                                          via federal funds wire transfer to the
                                          Lender as follows: [INSERT WIRE
                                          TRANSFER INSTRUCTIONS TO PAYDOWN
                                          ACCOUNT].

                                          If you hold the funds for a
                                          rescheduled closing, but the mortgage
                                          loan does not close on the rescheduled
                                          closing date, you are to return the
                                          closing funds via federal funds wire
                                          transfer to the Lender to the account
                                          specified above, no later than [12:00
                                          noon], New York City time, on the
                                          business day after the rescheduled
                                          closing date.

                                          Upon the funding of the mortgage loan,
                                          all of the documents and files
                                          relating to such mortgage loan shall
                                          be subject to the security interest of
                                          the Lender therein, and you hereby
                                          agree to act as the Lender's agent,
                                          custodian and bailee for such time as
                                          you are holding the same. You are
                                          instructed at such time to deliver the
                                          mortgage loan documents and files to
                                          the Custodian in accordance with the
                                          closing instructions. These
                                          instructions shall be irrevocable and
                                          can only be modified with the approval
                                          in writing of the Lender or the
                                          Custodian, as directed by the Lender."

                                    (d)   In the case of any Wet-Ink Mortgage
                                          Assets that are or have been
                                          originated by a correspondent
                                          originator in a transaction
                                          table-funded by the Borrower with
                                          respect to which the related Mortgage
                                          Note is payable to the correspondent
                                          originator and the related Mortgage
                                          names the correspondent originator as
                                          the mortgagee, the mortgage asset
                                          purchase agreement (or other similar
                                          agreement or separate instrument)
                                          between such correspondent originator
                                          and the Borrower contains a power of
                                          attorney provision enabling the
                                          Borrower, if necessary, to endorse the
                                          related Mortgage Note and/or execute
                                          the related Assignment of Mortgage,
                                          all in the name of such correspondent
                                          originator and in favor of the
                                          Borrower, and such power of attorney
                                          is enforceable and in full force and
                                          effect and all filings, notices and
                                          other actions necessary or advisable
                                          to obtain the full benefits thereof
                                          (including, if required by any
                                          relevant jurisdiction, any
                                          registration or recording thereof)
                                          have been made or taken.

Definitions:

                                    The following terms shall have the following meanings:

                                          "Dry  Mortgage Asset" shall mean an
                                                Eligible Asset with respect to
                                                which the Mortgage File has been
                                                received by the Custodian and
                                                the Custodian has issued and the
                                                Lender has received a Trust
                                                Receipt and Exception Report
                                                showing no Material Exceptions
                                                in respect thereof.

                                          "Insured Closing Letter" shall mean a
                                                letter of indemnity from a title
                                                insurance company addressed to
                                                the Borrower with coverage that
                                                is customarily acceptable to
                                                Persons engaged in the
                                                origination of mortgage assets
                                                similar to the Mortgage Assets
                                                (the Lender hereby agreeing that
                                                for purposes of this Loan
                                                Agreement, a letter of
                                                indemnity from a title insurance
                                                company which is in form
                                                acceptable to the Lender shall
                                                be acceptable as an Insured
                                                Closing Letter).

                                          "Settlement Agent" shall mean, with
                                                respect to any Loan, the entity
                                                approved by the Lender, in its
                                                sole discretion (which may be a
                                                title company, escrow company or
                                                attorney in accordance with
                                                local law and practice in the
                                                jurisdiction where the related
                                                Wet-Ink Mortgage Asset is being
                                                originated) to which the
                                                proceeds of all or a portion of
                                                such Loan are to be distributed
                                                by the Custodian pursuant to the
                                                instructions of the Borrower.

Other Provisions:                     All other provisions of the Agreement
                                          shall be applicable to this Subline to
                                          the extent such provisions are not
                                          inconsistent with this Annex II.

                               EXTENSION AGREEMENT

         This EXTENSION AGREEMENT, dated as of December 31, 1997 (this "AGREEMENT"), is made by and between Greenwich Capital Financial Products, Inc. ("GCFP") and Cityscape Corp. ("Cityscape").

         Reference is made to the Mortgage Loan and Security Agreement, dated as of January 1, 1997 (the "LOAN AGREEMENT"), by and between Cityscape, as Borrower, and GCFP, as Lender, whereby GCFP has agreed to make certain loans to Cityscape, which loans are secured by, among things, certain mortgage loans owned by Cityscape, as provided in the Loan Agreement and the other agreements entered into in connection with the execution of the Loan Agreement (collectively, the "LOAN FACILITY"). As provided in the Loan Agreement, the term of the Loan Facility expires on December 31, 1997. GCFP is willing, upon the terms and conditions set forth herein, to extend the term of the Loan Facility for the period commencing on January 1, 1998 and ending on March 31, 1998 (the "Extension Period").

         NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Loan Agreement, including by way of reference to any other documents or agreements.

         2. Renewal. Notwithstanding anything contained in Section 1 or in the notice provisions of Section 2.11 of the Loan Agreement, GCFP and Cityscape hereby agree, upon the terms and conditions set forth herein and in the Loan Facility, to extend the Termination Date as provided in the Loan Agreement from December 31, 1997, to March 31, 1998, which term may be extended for an additional period or periods in the sole discretion of GCFP upon the written request of Cityscape.

         3. Eligible Asset. In addition to the terms and conditions set forth in, and notwithstanding anything to the contrary contained in, the Loan Agreement, including, without limitation, the representations and warranties set forth in
                  Section 6.07 of, and Schedule 1 to the Loan Agreement, Home Improvement Assets, FHA Assets, High LTV Assets with FICO scores below 600, and SM/MU Assets will not be Eligible Assets under the Loan Agreement; provided, that High LTV Assets with FICO scores between 600-620 will not be Eligible Assets following February 28, 1998.

         4. Maximum Amount of Additional Loans. The definition of "Maximum Credit" in the Loan Agreement shall hereby be amended to include the following provision immediately prior to the end of such definition: "provided, however, that on and after January 1, 1998, "Maximum Credit" shall mean $100,000,000.00, which amount shall be subject to review and adjustment by GCFP at January 31, 1998."

         5. Applicable Margin. On and after January 1, 1998, the Applicable Margin shall be increased from 1.50% to 2.00% per annum.

         6.       Collateral Value. The definition of "Collateral Value" in
                  Section 1.01 of the Loan Agreement is hereby amended by: (a) deleting in clause (i)(5) thereof "120" and substituting therefor "60"; and deleting in clause (iv) thereof "$15,000,000.00" and substituting therefor "$5,000,000.00".

         7. Expenses. Cityscape hereby agrees to reimburse GCFP promptly upon request for all of GCFP's reasonable fees and expenses incurred in connection with the negotiation and documentation of the Loan Agreement, this Agreement and any other agreements or amendments executed in furtherance thereof and hereof. In connection therewith, Cityscape shall deposit with GCFP in immediately available funds the following amounts: (a) $100,000.00 on January 6, 1998; and (b) $100,000.00 on the
                  Residual Closing Date (as defined below). The foregoing amounts may be used by GCFP to pay estimated expenses and disbursements incurred and expected to be incurred by GCFP in connection with the purposes described in the first sentence of Section 7 hereof.

         8. Extension Fee. In consideration for extending the term of the Loan Facility, Cityscape shall pay to GCFP a fee of 1.50% (the "Extension Fee") of the amount of Maximum Credit that is in effect on January 1, 1998. The Extension Fee shall be paid in immediately available funds in the following manner: (a) $500,000.00 shall be due and payable on January 6, 1998; (b) an additional $500,000.00 shall be due and payable on the business day following the date on which the closing (the "RESIDUAL CLOSING DATE") of any purchase of the residual interests created in connection with Cityscape Corp. Home Equity Loan Trust, Series 1997-B and/or Cityscape Corp. Home Equity Loan Trust, Series 1997-C occurs; and (c) any remaining, unpaid balance of the Extension Fee shall be due and payable no later than February 15, 1998.

         9. Cash Flow Projections. On the last Business Day of each week, Cityscape shall provide to GCFP cash flow projections showing weekly and monthly cash flows on a rolling four week and three month basis.

         10. Pledge of Residuals. In consideration for GCFP's agreeing to extend the term of the Loan Facility upon the terms and conditions provided herein and as additional Collateral under the Loan Agreement to secure the repayment of principal of and interest on all Loans owning to GCFP thereunder and all other amounts owing under the Loan Facility, Cityscape will, concurrent with the execution of this Agreement, enter into a Pledge Agreement
                  (SPV) dated February 3, 1998 among Cityscape, GCFP and CIT Group/Equipment Financing Inc. (the "Pledge Agreement"), pursuant to which Cityscape will pledge and grant to or for the benefit of GCFP and CIT a security interest in the "Collateral" and "Additional Collateral" (as defined in, and subject to, the provisions of the Pledge Agreement.) GCFP hereby agrees to share a security interest in, and proceeds of, the Collateral and Additional COLLATERAL with CIT as described in the Pledge Agreement, and that 50% of the proceeds from the sale of Collateral and Additional Collateral may be applied by the Company to its obligations under the CIT Credit Agreement (as defined in the Pledge Agreement).

         11. Whole Loan Trade-Aways. GCFP shall have the right to identify potential third-party buyers of the Mortgage Loans subject to the Loan Facility and coordinate negotiations with such third parties on Cityscape's behalf regarding the terms of purchase of such Mortgage Loans by such third-parties. In connection with any sale, securitization or any other transfer of the Mortgage Loans to any third-party (any of the foregoing, a "TRADE-AWAY"), regardless of whether GCFP assisted in any such Trade-Away, Cityscape shall pay to GCFP a fee of 0.25% of the aggregate principal balance of any such Mortgage Loans subject to such Trade-Away on or before the date on which such Trade-Away closes.

         12. Conditions to Further Advances. GCFP's obligation to make any additional Loans to Cityscape under the Loans Agreement, on and after the dates specified in this section 9, shall be subject to Cityscape having the ability, on and after February 3, 1998, to draw under a committed line of credit (the terms of which shall be satisfactory to GCFP) of at least $30,000,000.00 which facility shall provide a subline for unsecured wet mortgage loan fundings of at least $3,000,000.00.

         13.      Financial Condition Covenants. The covenants set forth in
                  Section 7.18 and 7.26 of the Loan Agreement are hereby deleted in their entirety, and Lender hereby waives any past or current default under those covenants; provided, however, that Lender's agreement to each of the foregoing is expressly conditioned upon Lender and Borrower agreeing to a mutually agreeable substitute financial covenant for the Loan Agreement on or prior to February 9, 1998.

         14. Further Assurances. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Agreement.

         15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

         16. Conflicts. Unless specifically amended or revised herein, all the terms and conditions of the Loan Agreement and the Loan Facility shall remain in full force and effect. In the event of a conflict of any provision hereof with any provision or definition set forth in the Loan Agreement or any agreement constituting the Loan Facility, the provisions and definitions of this Agreement shall control.

         17. Amendment. The provisions of this Agreement may only be amended, revised, modified or supplemented by a written agreement executed by the parties hereto.

         18. Counterparts. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         19. No Waiver. Unless specifically provided herein, nothing contained in this Agreement shall be deemed to be a waiver of any rights that GCFP might have under this Agreement, the Loan Agreement or otherwise under the Loan Facility, or otherwise at law or in equity.

IN WITNESS WHEREOF, GCFP and Cityscape have caused this Extension Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written:

                                               CITYSCAPE CORP.
                                               By: /s/ Peter S. Kucma
                                                    Name: Peter S. Kucma
                                                    Title: President

                                               GREENWICH CAPITAL FINANCIAL
                                               PRODUCTS, INC.
                                               By:  /s/ John C. Anderson
                                                    Name:  John C. Anderson
                                                   Title:  Senior Vice President

                            FIRST RENEWAL AGREEMENT

     This FIRST RENEWAL AGREEMENT, dated March 27, 1998 (this "Agreement"), is made by and between Greenwich Capital Financial Products, Inc. ("GCFP") and Cityscape Corp. ("Cityscape").

     Reference is made to the Mortgage Loan and Security Agreement, dated as of January 1, 1997 (the "Loan Agreement"), by and between Cityscape, as Borrower, and GCFP, as Lender, whereby GCFP has agreed to make certain loans to Cityscape, which loans are secured by, among other things, certain mortgage loans, owned by Cityscape, as provided in the Loan Agreement and the other agreements entered into in connection with the execution of the Loan Agreement (collectively, the "Loan Facility"). As provided in the Loan Agreement, the term of the Loan Facility expired on December 31, 1997. Pursuant to the December 31, 1997 Extension Agreement (the "Extension Agreement") GCFP and Cityscape agreed to extend the term of the Loan Facility as modified by the Extension Agreement for the period commencing on January 1, 1998 and ending on March 31, 1998 (the "Extension Period").

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Loan Agreement, including by way of reference to any other documents or agreements.

      2. Renewal. Notwithstanding anything contained in Section 1 or in the notice provisions of Section 2.11 of the Loan Agreement, GCFP and Cityscape hereby agree, upon the terms and conditions set forth in the Loan Facility and the Extension Agreement, to extend the Extension Period from March 31, 1998, to April 30, 1998, which term may be extended for an additional period or periods in the sole discretion of GCFP upon the written request of Cityscape.

      3. Amendment to Extension Agreement. Section 13, "Financial Condition Covenants" of the Extension Agreement is hereby amended by adding a period after the word covenants in the third line thereof and deleting the semi-colon and the remainder of that section.

      4. Further Assurances. The parties hereto hereby agree to execute and deliver such additional documents, instruments or agreements as may be reasonably necessary and appropriate to effectuate the purposes of this Agreement.

      5. Conflicts. Unless specifically amended or revised herein, all the terms and conditions of the Loan Agreement, the Loan Facility and the Extension shall remain in full force and effect. In the event of a conflict of any provision hereof with any provision or definition set forth in the Loan Agreement or the Loan Facility or the Extension, the provisions and definitions of this Agreement shall control.

      6. Amendment. The provisions of this Agreement may only be amended, revised, modified or supplemented by a written agreement executed by the parties hereto.

      7. Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

      IN WITNESS WHEREOF, GCFP and Cityscape have caused this First Renewal Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.


                                              CITYSCAPE CORP.

                                              By: /s/ Cheryl P. Carl
                                                 ____________________
                                                 Name: Cheryl P. Carl
                                                 Title: Sr. V.P.


                                              GREENWICH CAPITAL
                                              FINANCIAL PRODUCTS, INC.

                                              By: /s/ John C. Anderson
                                                 _____________________
                                                 Name: John C. Anderson
                                                 Title:  ?